                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

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                                    INDENTURE

                            Dated as of March 2, 2005

                                      among

                         GENESIS HEALTHCARE CORPORATION,
                                    as Issuer

                                       and

                     The Subsidiary Guarantors Named Herein

                                       and

                              The Bank of New York,
                                   as Trustee

               ---------------------------------------------------

            2.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2025

--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

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
                                    ARTICLE 1
                                   DEFINITIONS

Section 1.01.  Definitions....................................................................          2

                                    ARTICLE 2
           ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF
                                   DEBENTURES

Section 2.01.  Designation Amount And Issue Of Debentures.....................................         17
Section 2.02.  Form of Debentures.............................................................         17
Section 2.03.  Date And Denomination Of Debentures; Payments Of Interest and
               Additional Amounts.............................................................         18
Section 2.04.  Execution of Debentures........................................................         20
Section 2.05.  Exchange and Registration of Transfer of Debentures;
               Restrictions on Transfer.......................................................         21
Section 2.06.  Mutilated, Destroyed, Lost or Stolen Debentures................................         26
Section 2.07.  Temporary Debentures...........................................................         27
Section 2.08.  Cancellation of Debentures.....................................................         28
Section 2.09.  CUSIP Numbers..................................................................         28

                                    ARTICLE 3
                     REDEMPTION AND REPURCHASE OF DEBENTURES

Section 3.01.  Redemption of Debentures.......................................................         29
Section 3.02.  Notice of Optional Redemption; Selection of Debentures.........................         29
Section 3.03.  Payment of Debentures Called For Redemption by the Company.....................         31
Section 3.04.  [Reserved].....................................................................         32
Section 3.05.  Repurchase of Debentures by the Company at Option of Holders
               Upon a Designated Event........................................................         32
Section 3.06.  Repurchase of Debentures by the Company at Option of the Holder................         36
Section 3.07.  Company Repurchase Notice......................................................         37
Section 3.08.  Effect of Repurchase Notice....................................................         38
Section 3.09.  Deposit of Repurchase Price....................................................         39
Section 3.10.  Debentures Repurchased in Part.................................................         40
Section 3.11.  Repayment to the Company.......................................................         40
Section 3.12.  Acceleration; Payments To Debentureholders.....................................         40
Section 3.13.  No Sinking Fund................................................................         40

                                    ARTICLE 4
                                  SUBORDINATION

Section 4.01.  Agreement To Subordinate.......................................................         41
Section 4.02.  Liquidation; Dissolution; Bankruptcy...........................................         41
Section 4.03.  Default on Designated Senior Indebtedness......................................         41
Section 4.04.  Acceleration of Debentures.....................................................         42
Section 4.05.  When Distribution Must Be Paid Over............................................         42
Section 4.06.  Notice By Company..............................................................         43
Section 4.07.  Subrogation....................................................................         43
Section 4.08.  Relative Rights................................................................         44
Section 4.09.  Subordination May Not Be Impaired By Company...................................         44
Section 4.10.  Distribution Or Notice To Representative.......................................         44
Section 4.11.  Rights of Trustee and Paying Agent.............................................         45
Section 4.12.  Authorization to Effect Subordination..........................................         45
Section 4.13.  Amendments.....................................................................         45
Section 4.14.  Payment Permitted If No Default................................................         45
Section 4.15.  No Senior Subordinated Indebtedness............................................         46

                                    ARTICLE 5
                              SUBSIDIARY GUARANTEES

Section 5.01.  Subsidiary Guarantees..........................................................         46
Section 5.02.  Limitation on Subsidiary Guarantor Liability...................................         47
Section 5.03.  Execution and Delivery of the Subsidiary Guarantee.............................         48
Section 5.04.  Release of Subsidiary Guarantors from Obligations..............................         48
Section 5.05.  Contribution...................................................................         49

                                    ARTICLE 6
        PARTICULAR COVENANTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

Section 6.01.  Payment of Principal, Interest and Additional Amounts..........................         50
Section 6.02.  Maintenance of Office or Agency................................................         50
Section 6.03.  Appointments to Fill Vacancies in Trustee's Office.............................         51
Section 6.04.  Provisions as to Paying Agent..................................................         51
Section 6.05.  Existence......................................................................         52
Section 6.06.  Rule 144A Information Requirement..............................................         52
Section 6.07.  Stay, Extension and Usury Laws.................................................         52
Section 6.08.  Compliance Certificate.........................................................         53
Section 6.09.  Additional Amounts Notice......................................................         53
Section 6.10.  Additional Subsidiary Guarantees...............................................         53
Section 6.11.  Designation of Restricted and Unrestricted Subsidiaries........................         54
Section 6.12.  Assumption of Obligations under Registration Rights
               Agreement......................................................................         54

                                    ARTICLE 7
       DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 7.01.  Debentureholders' Lists........................................................         54
Section 7.02.  Preservation And Disclosure Of Lists...........................................         55
Section 7.03.  Reports By Trustee.............................................................         55
Section 7.04.  Reports by Company.............................................................         55

                                    ARTICLE 8
       REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT

Section 8.01.  Events Of Default..............................................................         56
Section 8.02.  Payments of Debentures on Default; Suit Therefor...............................         59
Section 8.03.  Application of Monies Collected By Trustee.....................................         61
Section 8.04.  Proceedings by Debentureholder.................................................         62
Section 8.05.  Proceedings By Trustee.........................................................         63
Section 8.06.  Remedies Cumulative And Continuing.............................................         63
Section 8.07.  Direction of Proceedings and Waiver of Defaults By Majority
               of Debentureholders............................................................         63
Section 8.08.  Notice of Defaults.............................................................         64
Section 8.09.  Undertaking To Pay Costs.......................................................         64

                                    ARTICLE 9
                                   THE TRUSTEE

Section 9.01.  Duties and Responsibilities of Trustee.........................................         65
Section 9.02.  Reliance on Documents, Opinions, Etc...........................................         66
Section 9.03.  No Responsibility For Recitals, Etc............................................         67
Section 9.04.  Trustee, Paying Agents, Conversion Agents or Registrar May
               Own Debentures.................................................................         68
Section 9.05.  Monies to Be Held in Trust.....................................................         68
Section 9.06.  Compensation and Expenses of Trustee...........................................         68
Section 9.07.  Officers' Certificate As Evidence..............................................         69
Section 9.08.  Conflicting Interests of Trustee...............................................         69
Section 9.09.  Eligibility of Trustee.........................................................         69
Section 9.10.  Resignation or Removal of Trustee..............................................         69
Section 9.11.  Acceptance by Successor Trustee................................................         71
Section 9.12.  Succession By Merger...........................................................         72
Section 9.13.  Preferential Collection of Claims..............................................         72
Section 9.14.  Limitation Of Liability........................................................         72

                                   ARTICLE 10
                              THE DEBENTUREHOLDERS

Section 10.01.  Action By Debentureholders....................................................         73
Section 10.02.  Proof of Execution by Debentureholders........................................         73

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
Section 10.03.  Who Are Deemed Absolute Owners................................................         74
Section 10.04.  Company-Owned Debentures Disregarded..........................................         74
Section 10.05.  Revocation Of Consents, Future Holders Bound..................................         74

                                   ARTICLE 11
                          MEETINGS OF DEBENTUREHOLDERS

Section 11.01.  Purpose Of Meetings...........................................................         75
Section 11.02.  Call Of Meetings By Trustee...................................................         75
Section 11.03.  Call Of Meetings By Company Or Debentureholders...............................         76
Section 11.04.  Qualifications For Voting.....................................................         76
Section 11.05.  Regulations...................................................................         76
Section 11.06.  Voting........................................................................         77
Section 11.07.  No Delay Of Rights By Meeting.................................................         77

                                   ARTICLE 12
                             SUPPLEMENTAL INDENTURES

Section 12.01.  Supplemental Indentures Without Consent of Debentureholders...................         77
Section 12.02.  Supplemental Indenture With Consent Of Debentureholders.......................         79
Section 12.03.  Effect Of Supplemental Indenture..............................................         81
Section 12.04.  Notation On Debentures........................................................         81
Section 12.05.  Evidence Of Compliance Of Supplemental Indenture To Be
                Furnished To Trustee..........................................................         82

                                   ARTICLE 13
                                   [RESERVED.]

                                   ARTICLE 14
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 14.01.  Consolidation On Certain Terms................................................         82
Section 14.02.  Successor To Be Substituted...................................................         83
Section 14.03.  Opinion Of Counsel To Be Given Trustee........................................         84

                                   ARTICLE 15
                                   [RESERVED.]

                                   ARTICLE 16
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 16.01.  Indenture And Debentures Solely Corporate Obligations.........................         84

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
                                   ARTICLE 17
                            CONVERSION OF DEBENTURES

Section 17.01.  Right To Convert..............................................................         84
Section 17.02.  Conversion Procedures.........................................................         89
Section 17.03.  Conversion Obligation Upon a Bankruptcy.......................................         93
Section 17.04.  [Reserved]....................................................................         93
Section 17.05.  Adjustment Of Conversion Rate.................................................         93
Section 17.06.  Effect Of Reclassification, Consolidation, Merger or Sale.....................        102
Section 17.07.  Taxes On Shares Issued........................................................        105
Section 17.08.  Reservation of Shares, Shares to Be Fully Paid; Compliance
                With Governmental Requirements; Listing of
                Common Stock..................................................................        106
Section 17.09.  Responsibility Of Trustee.....................................................        106
Section 17.10.  Notice To Holders Prior To Certain Actions....................................        107
Section 17.11.  Stockholder Rights Plans......................................................        108
Section 17.12.  Issuer Determination Final....................................................        108

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS

Section 18.01.  Provisions Binding On Company's Successors....................................        108
Section 18.02.  Official Acts By Successor Corporation........................................        109
Section 18.03.  Addresses For Notices, Etc....................................................        109
Section 18.04.  Governing Law; Submission to Jurisdiction.....................................        109
Section 18.05.  Evidence Of Compliance With Conditions Precedent,
                Certificates To Trustee.......................................................        110
Section 18.06.  Legal Holidays................................................................        110
Section 18.07.  Trust Indenture Act...........................................................        110
Section 18.08.  No Security Interest Created..................................................        111
Section 18.09.  Benefits Of Indenture.........................................................        111
Section 18.10.  Authenticating Agent..........................................................        111
Section 18.11.  Execution In Counterparts.....................................................        112
Section 18.12.  Severability..................................................................        112
Section 18.13.  Table of Contents, Headings, Etc..............................................        112

Exhibit A     Form of Debenture                                                                       A-1
Exhibit B     Form of Subsidiary Guarantee                                                            B-1

                                    INDENTURE

      INDENTURE dated as of March 2, 2005, among Genesis HealthCare Corporation, a Pennsylvania corporation (hereinafter called the "COMPANY"), having its principal office at 101 East State Street, Kennett Square, PA 19348, the Subsidiary Guarantors (as defined below) and The Bank of New York, a New York banking corporation, as trustee hereunder (hereinafter called the "TRUSTEE").

                                   WITNESSETH:

      WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 2.5% Convertible Senior Subordinated Debentures Due 2025 (hereinafter called the "DEBENTURES"), in an aggregate principal amount not to exceed $180,000,000 and, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

      WHEREAS, each Subsidiary Guarantor has duly authorized its Subsidiary Guarantee, and, to provide the terms and conditions of such Subsidiary Guarantee, each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture; and

      WHEREAS, the Debentures, the Subsidiary Guarantees, the certificate of authentication to be borne by the Debentures, a form of assignment, a form of option to elect repurchase upon a Designated Event, a form of repurchase notice and a form of conversion notice to be borne by the Debentures are to be substantially in the forms hereinafter provided for; and

      WHEREAS, all acts and things necessary to make the Debentures and the Subsidiary Guarantees, when executed by the Company or by the Subsidiary Guarantors, as the case may be, and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company or the Subsidiary Guarantors, as the case may be, and to constitute this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Debentures and the Subsidiary Guarantees have in all respects been duly authorized,

      NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      That in order to declare the terms and conditions upon which the Debentures and the Subsidiary Guarantees are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Debentures by the holders thereof, the Company and the Subsidiary Guarantors covenant and agree with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Debentures (except as otherwise provided below), as follows:

                                    ARTICLE 1
                                   DEFINITIONS

      Section 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this Indenture. The words "HEREIN", "HEREOF", "HEREUNDER" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.

      "ACQUISITION VALUE" of the Common Stock means, for each Trading Day in the Valuation Period for a Public Acquirer Change of Control, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change of Control, as follows: (i) for any cash, 100% of the face amount of such cash; (ii) for any Acquirer Common Stock or any other securities that are traded on a U.S. national securities exchange or approved for quotation on the Nasdaq National Market, 100% of the Closing Sale Price of such Acquirer Common Stock or other traded securities on each such Trading Day; and (iii) for any other securities, assets or property, 102% of the Fair Market Value of such security, asset or property on each such Trading Day, as determined by two independent nationally recognized investment banks selected by the Trustee for this purpose.

      "ADDITIONAL AMOUNTS" has the meaning specified in Section 2(e) of the Registration Rights Agreement.

      "ADDITIONAL AMOUNTS NOTICE" has the meaning specified in Section 6.09.

      "ADDITIONAL SHARES" has the meaning specified in Section 17.01(c).

      "AGENT MEMBERS" has the meaning specified in Section 2.05(b)(v).

      "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "CONTROL", when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

      "BOARD OF DIRECTORS" means:

      (1) with respect to a corporation, the board of directors of the corporation;

      (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

      (3) with respect to any other Person, the board or committee of such Person serving a similar function.

      "BUSINESS DAY" means any day except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

      "CAPITAL LEASE OBLIGATION" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "CAPITAL STOCK" means:

      (1) in the case of a corporation, corporate stock;

      (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

      (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

      (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "CLOSING PRICE" of a security on any date means the closing price per share (or if no closing price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which such security is traded or, if such security is not listed on a United States national or regional securities exchange, the closing price as reported by the Nasdaq National Market or by the Pink Sheets LLC. In the absence of such a quotation, the Company shall be entitled to determine the Closing Price of such security on the basis it considers appropriate.

      "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "COMMON STOCK" means any stock of any class of the Company that has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that is not subject to redemption by the Company. Subject to the provisions of Section 17.06, however, any shares issuable on conversion of Debentures shall include only shares of the class designated as common stock of the Company at the date of this Indenture (namely, the common stock, par value $0.01) or shares of any class or classes resulting from any reclassification or reclassifications thereof and that have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and that are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion that the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

      "COMPANY" means the corporation named as the "COMPANY" in the first paragraph of this Indenture, and, subject to the provisions of Article 14 and
Section 17.06, shall include its successors and assigns.

      "COMPANY REPURCHASE NOTICE" has the meaning specified in Section 3.07(b).

      "COMPANY REPURCHASE NOTICE DATE" has the meaning specified in Section 3.07(b).

      "CONTINUING DIRECTOR" means a director who either (a) was a member of the Board of Directors of the Company on March 2, 2005 or (B) who becomes a member of the Board of Directors of the Company subsequent to that date and whose election or nomination for election by the shareholders of the Company is duly approved by a majority of the directors on the Company's Nominating and Corporate Governance Committee (or any similar committee or if no similar committee exists, the entire Board of Directors) then still in office who were either directors on March 2, 2005 or whose election or nomination for election was previously so approved.

      "CONVERSION DATE" has the meaning set forth in Section 17.02(d).

      "CONVERSION DETERMINATION DATE" has the meaning specified in Section 17.02(b).

      "CONVERSION OBLIGATION" has the meaning specified in Section 17.01(a).

      "CONVERSION PRICE" as of any day will equal $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be approximately $54.2025 per share of Common Stock.

      "CONVERSION RATE" has the meaning specified in Section 17.01(a).

      "CONVERSION SETTLEMENT DATE" has the meaning specified in Section
17.02(d).

      "CONVERSION VALUE" has the meaning specified in Section 17.02(a).

      "CORPORATE TRUST OFFICE" or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this Indenture shall be administered, which office is, at the date as of which this Indenture is dated, located at 101 Barclay Street, Fl. 21W, New York, NY 10286, Attention: Corporate Trust Department.

      "CREDIT FACILITIES" means one or more debt facilities or agreements (including, without limitation, the Senior Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, restructured or refinanced (including any agreement to increase the amount of available borrowings thereunder, extend the maturity thereof and add additional borrowers or guarantors) in whole or in part from time to time under the same or any other agent, lender or group of lenders.

      "CURRENT MARKET PRICE" has the meaning specified in Section 17.05(i)(i).

      "CUSTODIAN" means The Bank of New York, as custodian with respect to the Debentures in global form, or any successor entity thereto.

      "DEBENTURE" or "DEBENTURES" means any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture, including any Global Debenture.

      "DEBENTURE REGISTER" has the meaning specified in Section 2.05.

      "DEBENTURE REGISTRAR" has the meaning specified in Section 2.05.

      "DEBENTUREHOLDER" or "HOLDER" as applied to any Debenture, or other similar terms (but excluding the term "BENEFICIAL HOLDER"), means any Person in whose name at the time a particular Debenture is registered on the Debenture Registrar's books.

      "DEFAULT" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

      "DEFAULTED INTEREST AND ADDITIONAL AMOUNTS" has the meaning specified in
Section 2.03.

      "DEPOSITARY" means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Debentures. The Depository Trust Company shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "DEPOSITARY" shall mean or include such successor.

      "DESIGNATED EVENT" means a Fundamental Change or a Termination of Trading.

      "DESIGNATED EVENT EXPIRATION TIME" has the meaning specified in Section 3.05(b).

      "DESIGNATED EVENT NOTICE" has the meaning specified in Section 3.05(b).

      "DESIGNATED EVENT REPURCHASE DATE" has the meaning specified in Section 3.05(a).

      "DESIGNATED SENIOR INDEBTEDNESS" means (i) any Indebtedness outstanding under the Senior Credit Agreement and (ii) any other Senior Indebtedness the principal amount of which is $50.0 million or more and that has been designated by the Company as "Designated Senior Indebtedness."

      "DISTRIBUTED PROPERTY" has the meaning specified in Section 17.05(d).

      "EFFECTIVE DATE" has the meaning specified in Section 17.01(c).

      "EFFECTIVE DATE NOTICE" has the meaning specified in Section 17.01(c).

      "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "EVENT OF DEFAULT" means any event specified in Section 8.01 as an Event of Default.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "EXCHANGE PROPERTY" has the meaning as specified in Section 17.06(b).

      "EXCHANGE PROPERTY AVERAGE PRICE" has the meaning specified in Section 17.06(c).

      "EXCHANGE PROPERTY VALUE" has the meaning specified in Section 17.06(c).

      "EX-DIVIDEND DATE" has the meaning specified in Section 17.05(d)

      "EX-DIVIDEND TIME" has the meaning specified in Section 17.01(b).

      "EXPIRATION TIME" has the meaning specified in Section 17.05(f).

      "FAIR MARKET VALUE" has the meaning specified in Section 17.05(i)(ii).

      "FISCAL QUARTER" means the first, second, third and fourth quarters ending on March 31, June 30, September 30 and December 31, respectively.

      "FUNDAMENTAL CHANGE" means the occurrence of any of:

            (i) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of directors;

            (ii) Continuing Directors cease to constitute a majority of the Board of Directors of the Company;

            (iii) any transaction or event in which the Company consolidates with, or merges with or into, another Person or any Person consolidates with, or merges with or into, the Company, other than pursuant to a transaction or event in which the Persons that "beneficially owned," directly or indirectly, the shares of the Company's Capital Stock entitled to vote generally in the election of directors immediately prior to such transaction, "beneficially own" directly or indirectly, immediately after such transaction, shares of the continuing or surviving Person's voting stock representing at least a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving Person in substantially the same proportion as such ownership immediately prior to the transaction;

            (iv) a sale, transfer, lease, conveyance or other disposition of all or substantially all of the Company's assets or properties to any "person" or "group" (as these terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities with the meaning of Rule 13d-5(b)(1) under the Exchange Act; or

                      (v) a liquidation or dissolution of the Company or the approval by holders of the Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company;

provided, however, that a Fundamental Change will not be deemed to have occurred if, in the case of a merger or consolidation, 90% or more of the total consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in the merger or consolidation constituting the Fundamental Change consists of common stock and any associated rights traded on a United States national securities exchange or quoted on the Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change), and, as a result of such transaction or transactions, the Conversion Value of the Debentures is determined by reference to such common stock and associated rights, rather than the Common Stock, and the Net Share Amount is payable in such common stock and associated rights.

      "FUNDING GUARANTOR" has the meaning specified in Section 5.05.

      "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

      "GLOBAL DEBENTURE" has the meaning specified in Section 2.02.

      "GUARANTEE" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

      "GUARANTEE PERIOD" is the period beginning on the original date of issuance of the Debentures and ending on, but not including, March 20, 2012.

      "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under:

      (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

      (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "INDEBTEDNESS" means, with respect to any specified Person, any Indebtedness of such Person, whether or not contingent:

      (1) in respect of borrowed money;

      (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

      (3) in respect of banker's acceptances;

      (4) representing Capital Lease Obligations;

      (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

      (6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business.

      The amount of any Indebtedness outstanding as of any date shall be:

      (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

      (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

      "INDENTURE" means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

      "INITIAL PURCHASERS" means Wachovia Capital Markets, LLC, Jefferies & Company, Inc. and Citigroup Global Markets Inc.

      "INTEREST" means, when used with reference to the Debentures, any interest payable under the terms of the Debentures.

      "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "MAKE WHOLE EVENT" means the occurrence of any transaction described in clause (3) of the definition of a Fundamental Change, as limited by the proviso set forth at the end of such definition.

      "MAXIMUM CONVERSION RATE" has the meaning specified in Section 17.05(e).

      "MEASUREMENT PERIOD" has the meaning specified in Section 17.01(a)(ii).

      "NET EXCHANGE PROPERTY AMOUNT" has the meaning specified in Section 17.06(d)(ii).

      "NON-RECOURSE DEBT" means Indebtedness:

      (1) as to which neither the Company nor any of its Restricted Subsidiaries
(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

      (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time of both any holder of any other Indebtedness (other than the Debentures) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

      (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

      "NET SHARE AMOUNT" has the meaning specified in Section 17.02(b)(ii).

      "NET SHARES" has the meaning specified in Section 17.02(b)(ii).

      "NON-ELECTING SHARE" has the meaning specified in Section 17.06(b).

      "NOTICE DATE" means the date of mailing of the notice of redemption pursuant to Section 3.02.

      "NOTICE OF CONVERSION" has the meaning specified in Section 17.02(c).

      "OBLIGATIONS" means any principal, interest, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

      "OFFERING MEMORANDUM" means the Offering Memorandum of the Company for the offering of the Debentures, dated February 24, 2005.

      "OFFICERS' CERTIFICATE" when used with respect to the Company or a Subsidiary, means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "VICE PRESIDENT") and the Treasurer or any Assistant Treasurer, or the Secretary or Assistant Secretary of the Company or such Subsidiary, as the case may be.

      "OPINION OF COUNSEL" means an opinion in writing, subject to customary assumptions and exceptions, signed by legal counsel, who may be an employee of or counsel to the Company.

      "OPTION TO ELECT REPURCHASE UPON A DESIGNATED EVENT" has the meaning specified in Section 3.05(c).

      "OUTSTANDING" when used with reference to Debentures and subject to the provisions of Section 10.04, means, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except:

      (a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

      (b) Debentures, or portions thereof, for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company);

      (c) Debentures in lieu of which, or in substitution for which, other Debentures shall have been authenticated and delivered pursuant to the terms of
Section 2.06; and

      (d) Debentures converted pursuant to Article 17 and Debentures deemed not Outstanding pursuant to Article 3.

      "PAYMENT BLOCKAGE NOTICE" has the meaning specified in Section 4.03.

      "PERMITTED JUNIOR SECURITIES" means Equity Interests in the Company or any Subsidiary Guarantor or debt securities that are subordinated to all Senior Indebtedness (and any debt securities issued in exchange for Senior Indebtedness) to substantially the same extent as, or to a greater extent than, the Debentures and the Subsidiary Guarantees are subordinated to Senior Indebtedness under this Indenture.

      "PERSON" means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

      "PORTAL MARKET" means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

      "PREDECESSOR DEBENTURE" of any particular Debenture means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture, and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture that it replaces.

      "PRINCIPAL RETURN" has the meaning specified in Section 17.02(b)(i).

      "PUBLIC ACQUIRER CHANGE OF CONTROL" means any Make Whole Event where the acquirer, or any entity that is a direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all shares of such acquirer's capital stock that are entitled to vote generally in the election of directors, has a class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Make Whole Event. Such acquirer's or other entity's class of common stock traded on a national securities exchange or quoted on the Nasdaq National Market or which will be so traded or quoted when issued or exchanged in connection with such Make Whole Event is herein referred to as "ACQUIRER COMMON STOCK."

      "PURCHASED SHARES" has the meaning specified in Section 17.05(f)(i).

      "RECORD DATE" has the meaning specified in Section 17.05(i)(iii).

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of March 2, 2005, by and among the Company, the Subsidiary Guarantors and the Initial Purchasers, as amended from time to time in accordance with its terms.

      "REPURCHASE DATE" has the meaning specified in Section 3.06.

      "REPURCHASE NOTICE" has the meaning specified in Section 3.06.

      "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "RESTRICTED SECURITIES" has the meaning specified in Section 2.05(c).

      "RESTRICTED SUBSIDIARY" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

      "RIGHTS" has the meaning specified in Section 17.11.

      "RULE 144A" means Rule 144A as promulgated under the Securities Act.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

      "SENIOR CREDIT AGREEMENT" means that certain Credit, Security, Guaranty and Pledge Agreement dated as of December 1, 2003 as amended and restated on March 2, 2005 among the Company, as borrower, the Guarantors referred to therein, the Lenders referred to therein, and Wachovia Capital Markets LLC, as Co-lead Arranger and Joint Bookrunnner, Wachovia Bank, National Association, as Administrative Agent, General Electric Capital Corporation, as Co-lead Arranger and Documentation Agent and Citicorp North America, as Co-Syndication Agent and Merrill Lynch Capital, a Division of Merrill Lynch Business Financial Services Inc., as Co-Syndication Agent.

      "SENIOR INDEBTEDNESS" means:

      (1) all Indebtedness of the Company or any Subsidiary Guarantor outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

      (2) any other Indebtedness of the Company or any Subsidiary Guarantor, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Debentures, or any Subsidiary Guarantee; and

      (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

      Notwithstanding anything to the contrary in the preceding, Senior Indebtedness will not include:

      (1) any liability for federal, state, local or other taxes owed or owing by the Company;

      (2) any Indebtedness of the Company to any of its Subsidiaries or other Affiliates; or

      (3) any trade payables.

      "SENIOR SUBORDINATED INDEBTEDNESS" means (i) with respect to the Company, the Debentures, the Senior Subordinated Notes due 2013 and any other Indebtedness of the Company that specifically provides that such Indebtedness is to have the same rank as the Debentures in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company which is not Senior Indebtedness and (ii) with respect to any Subsidiary Guarantor, the Subsidiary Guarantees and any other Indebtedness of such Subsidiary Guarantor that specifically provides that such Indebtedness is to have the same rank as the Subsidiary Guarantees in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Subsidiary Guarantor which is not Senior Indebtedness.

      "SENIOR SUBORDINATED NOTES DUE 2013" means the 8% senior subordinated notes due 2013, issued by the Company and Guaranteed by the Subsidiary Guarantors.

      "STOCK PRICE" means the price paid per share of Common Stock in connection with a Make Whole Event pursuant to which Additional Shares shall be added to the Conversion Rate pursuant to Section 17.01(c) hereof, which shall be equal to
(i) if holders of Common Stock receive only cash in such Make Whole Event, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Closing Prices of the Common Stock for the ten (10) Trading Days prior to, but not including, the Effective Date.

      "SUBORDINATED INDEBTEDNESS" means any Indebtedness of a party (whether outstanding on the date of the Indenture or thereafter incurred) that is subordinate or junior in right of payment to the Debentures pursuant to a written agreement to that effect.

      "SUBSIDIARY" means, with respect to any specified Person:

      (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

      (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "SUBSIDIARY GUARANTEE" means the Guarantee of the Debentures by each of the Subsidiary Guarantors pursuant to the Indenture and in the form of the Subsidiary Guarantee attached to the Indenture as Exhibit B.

      "SUBSIDIARY GUARANTORS" means each of:

      (1) the Company's Restricted Subsidiaries that Guarantee the Company's Senior Subordinated Notes due 2013;

      (2) any Subsidiaries of the Company which in the future Guarantee any other Senior Subordinated Indebtedness or Subordinated Indebtedness of the Company;

      (3) any other Subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture; provided, however, that upon the release and discharge of any Person from its Subsidiary Guarantee in accordance with the Indenture, such Person shall cease to be a Subsidiary Guarantor;

and their respective successors and assigns.

      "TEN DAY AVERAGE PRICE" has the meaning specified in Section 17.02(a)(ii).

      "TERMINATION OF TRADING" will be deemed to have occurred if the Common Stock (or other common stock into which the Debentures are then convertible pursuant to Article 17) is neither listed for trading on a United States national securities exchange nor approved for trading on the Nasdaq National Market.

      "TRADING DAY" has the meaning specified in Section 17.05(i)(iv).

      "TRADING PRICE" means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Debentures obtained by the Trustee for $4,000,000 principal amount of Debentures at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used; provided further that if the Trustee cannot reasonably obtain at least one bid for $4,000,000 principal amount of Debentures from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Debentures shall be deemed to be less than 95% of the product of (a) the Closing Price of the Common Stock on such date and (b) the Conversion Rate on such date.

      "TRIGGER EVENT" has the meaning specified in Section 17.05(d).

      "TRUST INDENTURE ACT" means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this Indenture, except as provided in Sections
12.03 and Section 17.06; provided that if the Trust Indenture Act of 1939 is amended after the date hereof, the term "TRUST INDENTURE ACT" shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.

      "TRUSTEE" means The Bank of New York and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

      "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company (or any successor to any of them) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a board resolution, but only to the extent that such Subsidiary:

      (1) has no Indebtedness other than Non-recourse Debt;

      (2) is not party to any agreement, contract, arrangement or understanding with such Person or any Restricted Subsidiary of such Person unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Person or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of such Person;

      (3) is a Person with respect to which neither such Person nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

      (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of such Person or any of its Restricted Subsidiaries; and

      (5) has at least one director on its Board of Directors that is not a director or executive officer of such Person or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of such Person or any of its Restricted Subsidiaries.

      Any designation of a Subsidiary of such Person as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of such

Person as of such date. The Board of Directors of such Person may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of such Person of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if no default or event of default would be in existence following such designation.

      Notwithstanding the foregoing, Liberty Health Corp., LTD. will be deemed an Unrestricted Subsidiary of the Company unless and until such Subsidiary ceases to be a Subsidiary of the Company or is designated as a Restricted Subsidiary pursuant to the terms of the Indenture.

      "VALUATION PERIOD" has the meaning specified in Section 17.01(d)(ii).

                                    ARTICLE 2
     ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF DEBENTURES

      Section 2.01. Designation Amount And Issue Of Debentures. The Debentures shall be designated as "2.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2025". Debentures not to exceed the aggregate principal amount of $180,000,000 (except pursuant to Sections 2.05, 2.06, 3.03, 3.05 and 17.02 hereof) upon the execution of this Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "VICE PRESIDENT"), the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, without any further action by the Company hereunder.

      Section 2.02. Form of Debentures. The Debentures and the Trustee's certificate of authentication to be borne by such Debentures shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Debenture attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

      Any of the Debentures may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Debentures to be tradable on The Portal Market or as may be required for the Debentures to be tradable on any other market developed for trading of securities pursuant to Rule 144A or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Debentures may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Debentures are subject.

      So long as the Debentures are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by
Section 2.05(a), all of the Debentures will be represented by one or more Debentures in global form registered in the name of the Depositary or the nominee of the Depositary (a "GLOBAL DEBENTURE"). The transfer and exchange of beneficial interests in any such Global Debenture shall be effected through the Depositary in accordance with this Indenture and the applicable procedures of the Depositary. Except as provided in Section 2.05(a), beneficial owners of a Global Debenture shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Debenture.

      Any Global Debenture shall represent such of the Outstanding Debentures as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Debentures from time to time endorsed thereon and that the aggregate amount of Outstanding Debentures represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Debenture to reflect the amount of any increase or decrease in the amount of Outstanding Debentures represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holder of such Debentures in accordance with this Indenture.

      Section 2.03. Date And Denomination Of Debentures; Payments Of Interest and Additional Amounts. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Debenture shall be dated the date of its authentication and shall bear Interest from the date specified on the face of the form of Debenture attached as Exhibit A hereto. Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Person in whose name any Debenture (or its Predecessor Debenture) is registered on the Debenture Register at the close of business on any record date with respect to any interest payment date shall be entitled to receive the Interest and Additional Amounts, if any, payable on such interest payment date, except that the Interest and Additional Amounts, if any, payable upon redemption or repurchase will be payable to the Person to whom principal is payable pursuant to such redemption or repurchase (unless the redemption date or the Designated

Event Repurchase Date, as the case may be, falls after a record date and on or prior to the corresponding interest payment date, in which case the full semi-annual payment of Interest and Additional Amounts, if any, becoming due on such interest payment date shall be payable to the holders of such Debentures registered as such on the corresponding record date). Interest and Additional Amounts, if any, shall be payable at an office maintained by the Company for such purposes in the Borough of Manhattan, City of New York, which shall initially be an office or agency of the Trustee. The Company shall pay Interest and Additional Amounts, if any, (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register or (ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee. The term "RECORD DATE" with respect to any interest payment date shall mean the March 1 or September 1 (whether or not such date is a Business Day) preceding the applicable March 15 or September 15 interest payment date, respectively.

      Any Interest or Additional Amounts on any Debenture that are payable, but are not paid or duly provided for, on any March 15 or September 15, pursuant to the terms set forth herein (herein called "DEFAULTED INTEREST AND ADDITIONAL AMOUNTS") shall forthwith cease to be payable to the Debentureholder on the relevant record date by virtue of his having been such Debentureholder, and such Defaulted Interest and Additional Amounts shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

      (1) The Company may elect to make payment of any Defaulted Interest and Additional Amounts to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date for the payment of such Defaulted Interest and Additional Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest and Additional Amounts proposed to be paid on each Debenture and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest and Additional Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest and Additional Amounts as in this clause provided. Thereupon the Trustee shall fix a special record date (whether or not such date is a Business Day) for the payment of such Defaulted Interest and Additional Amounts that shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and Additional Amounts and the special record date therefor to be mailed, first-class postage prepaid, to each holder at his address as it appears in the Debenture Register, not less than ten (10) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and Additional Amounts and the special record date therefor having been so mailed, such Defaulted Interest and Additional Amounts shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this
Section 2.03.

      (2) The Company may make payment of any Defaulted Interest and Additional Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Debentures may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

      Section 2.04. Execution of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chairman of the Board, Chief Executive Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title "VICE PRESIDENT"). Only such Debentures as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Debenture attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 18.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

      In case any officer of the Company or of a Subsidiary Guarantor, as the case may be, who shall have signed any of the Debentures or any of the Subsidiary Guarantees, as the case may be, shall cease to be such officer before the Debentures or Subsidiary Guarantees, as the case may be, so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures or Subsidiary Guarantees, as the case may be, nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures or Subsidiary Guarantees, as the case may be, had not ceased to be such officer of the Company or of a Subsidiary Guarantor, as the case may be, and any Debenture or Subsidiary Guarantees, as the case may be, may be signed on behalf of the Company or of a Subsidiary Guarantor, as the case may be, by such persons as, at the actual date of the execution of such Debenture or Subsidiary Guarantees, as the case may be, shall be the proper officers of the Company or of a Subsidiary Guarantor, as the case may be, although at the date of the execution of this Indenture any such person was not such an officer.

      Section 2.05. Exchange and Registration of Transfer of Debentures; Restrictions on Transfer. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency of the Company designated pursuant to Section 6.02 being herein sometimes collectively referred to as the "DEBENTURE REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debentures and of transfers of Debentures. The Debenture Register shall be in written form or in any form capable of being converted into written form within a reasonably prompt period of time. The Trustee is hereby appointed "DEBENTURE REGISTRAR" for the purpose of registering Debentures and transfers of Debentures as herein provided. The Company may appoint one or more co-registrars in accordance with Section 6.02.

      Upon surrender for registration of transfer of any Debenture to the Debenture Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Debentures of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

      Debentures may be exchanged for other Debentures of any authorized denominations and of a like aggregate principal amount, upon surrender of the Debentures to be exchanged at any such office or agency maintained by the Company pursuant to Section 6.02. Whenever any Debentures are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Debentures that the Debentureholder making the exchange is entitled to receive bearing registration numbers not contemporaneously Outstanding.

      All Debentures issued upon any registration of transfer or exchange of Debentures shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such registration of transfer or exchange.

      All Debentures presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company or the Debenture Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Debentures shall be duly executed by the Debentureholder thereof or his attorney duly authorized in writing.

      No service charge shall be made to any holder for any registration of, transfer or exchange of Debentures, but the Company and the Registrar may require payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Debentures.

      Neither the Company nor the Trustee nor any Debenture Registrar shall be required to exchange or register a transfer of (a) any Debentures for a period of fifteen (15) days next preceding any selection of Debentures to be redeemed,
(b) any Debentures or portions thereof called for redemption pursuant to Section 3.02, (c) any Debentures or portions thereof surrendered for conversion pursuant to Article 17, (d) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.05 or (e) any Debentures or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 3.06.

      (b) The following provisions shall apply only to Global Debentures:

                  (i) Each Global Debenture authenticated under this Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or Custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture.

                  (ii) Notwithstanding any other provision in this Indenture, a
            Global Debenture may not be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered, provided that a Global Debenture may be exchanged for Debentures registered, and a transfer of a Global Debenture may be registered, in the name of any Person designated by the Depositary (i) in the event that the Depositary
            (I) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Debenture and a successor depositary has not been appointed by the Company within ninety (90) days or (II) has ceased to be a clearing agency registered under the Exchange Act and a successor clearing agency has not been appointed by the Company within ninety (90) days, (ii) upon request by or on behalf of the Depositary or (iii) to the extent permitted by the Depositary, the Company determines at any time that the Debentures shall no longer be represented by Global Debentures and shall inform such Depositary of such determination and participants in such Depository elect to withdraw their beneficial interests in the Global Debentures from such Depository, following notification by the Depositary of their right to do so. Any Global Debenture exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Debenture exchanged pursuant to clauses (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Debenture issued in exchange for a Global Debenture or any portion thereof shall be a Global Debenture; provided that any such Debenture so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Debenture.

                  (iii) Securities issued in exchange for a Global Debenture or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Debenture or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Debenture to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Debenture Registrar. With regard to any Global Debenture to be exchanged in part, either such Global Debenture shall be so surrendered for exchange or, if the Trustee is acting as Custodian for the Depositary or its nominee with respect to such Global Debenture, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and make available for delivery the Debenture issuable on such exchange to or upon the written order of the Depositary or an authorized representative thereof.

                  (iv) In the event of the occurrence of any of the events
            specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Debentures in definitive, fully registered form, without interest coupons.

                  (v) Neither any members of, or participants in, the Depositary
            ("AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Debenture registered in the name of the Depositary or any nominee thereof, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Debenture.

                  (vi) At such time as all interests in a Global Debenture have been redeemed, repurchased, converted, cancelled or exchanged for Debentures in certificated form, such Global Debenture shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Debenture is redeemed, repurchased, converted, cancelled or exchanged for Debentures in certificated form, the principal amount of such Global Debenture shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced, and an endorsement shall be made on such Global Debenture, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

      (c) Every Debenture that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Debentures and required to bear the legend set forth in Section 2.05(c), collectively, the "RESTRICTED SECURITIES") shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those set forth in the legend below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Debenture holder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Section 2.05(c) and 2.05(d), the term "TRANSFER" encompasses any sale, pledge, loan, transfer or other disposition whatsoever of any Restricted Security or any interest therein.

      Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Debenture (and all securities issued in exchange therefor or substitution thereof) and the Common Stock, if any, issued upon conversion thereof, shall bear a legend in substantially the following form, unless (a) such Debenture or Common Stock has been sold pursuant to (1) a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or (2) Rule 144 under the Securities Act or any similar provision then in force, or (b) otherwise agreed by the Company in writing, with written notice thereof to the
Trustee:

      THIS SECURITY AND THE SHARES OF COMMON STOCK ("COMMON STOCK"), IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LAST DATE ON WHICH THE 2.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2025 OF GENESIS HEALTHCARE CORPORATION (THE "COMPANY") WERE ORIGINALLY ISSUED ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE

SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO THE REGISTRATION OF ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B),
(C) or (D) TO REQUIRE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AVAILABLE FROM THE COMPANY OR THE TRUSTEE) AND IN THE CASE OF CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

      Any Debenture (or security issued in exchange or substitution therefor) or such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Debenture or certificates representing such shares of Common Stock for exchange to the Debenture Registrar or transfer agent of the Common Stock in accordance with the provisions of this Section 2.05, be exchanged for a new Debenture or Debentures, of like tenor and aggregate principal amount, or certificates representing a like number of shares of Common Stock that shall not bear the restrictive legend required by this Section 2.05(c). If the Restricted Security surrendered for exchange is represented by a Global Debenture bearing the legend set forth in this Section 2.05(c), the principal amount of the legended Global Debenture shall be reduced by the appropriate principal amount and the principal amount of a Global Debenture without the legend set forth in this Section 2.05(c) shall be increased by an equal principal amount. If a Global Debenture without the legend set forth in this Section 2.05(c) is not then Outstanding, the Company shall execute and the Trustee shall authenticate and deliver an unlegended Global Debenture to the Depositary.

      (d) Any Debenture or Common Stock, if any, issued upon the conversion of a Debenture that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Debentures or Common Stock, as the case may be, no longer being "RESTRICTED SECURITIES" (as defined under Rule 144).

      (e) The Company and the Trustee shall have no responsibility or obligation to any Agent Members or any other Person with respect to the accuracy of the books or records, or the acts or omissions, of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Debentures, with respect to performance by the Depositary or any Agent Members of their respective obligations under the rules and procedures governing their operations or with respect to the delivery to any Agent Member or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Debentures. All notices and communications to be given to the Debentureholder and all payments to be made to Debentureholders under the Debentures shall be given or made only to or upon the order of the registered Debentureholders (which shall be the Depositary or its nominee in the case of a Global Debenture). The rights of beneficial owners in any Global Debenture shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Company and the Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its Agent Members.

      The Company and the Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Agent Members in any Global Indenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      Section 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the written order of the Company signed by its Chairman of the Board, Chief Executive Officer, President or any Vice President, the Treasurer or any Assistant Treasurer or the Secretary or Assistant Secretary, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and make available for delivery, a new Debenture, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In every case, the applicant for a substituted Debenture shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

      Following receipt by the Trustee or such authenticating agent, as the case may be, of satisfactory security or indemnity and evidence, as described in the preceding paragraph, the Trustee or such authenticating agent may authenticate any such substituted Debenture and make available for delivery such Debenture. Upon the issuance of any substituted Debenture, the Company may require the payment by the holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debenture that has matured or is about to mature or has been called for redemption or has been tendered for redemption upon a Designated Event (and not withdrawn) or has been surrendered for repurchase on a Repurchase Date (and not withdrawn) or is to be converted pursuant to Article 17 shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or in connection with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, the Trustee and, if applicable, any paying agent or conversion agent evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

      Every substitute Debenture issued pursuant to the provisions of this
Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion or redemption or repurchase of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion or redemption or repurchase of negotiable instruments or other securities without their surrender.

      Section 2.07. Temporary Debentures. Pending the preparation of Debentures in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon the written request of the Company, authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the Debentures in certificated form, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every such temporary Debenture shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Debentures in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Debentures in certificated form and thereupon any or all temporary Debentures may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 6.02 and the Trustee or such authenticating agent shall authenticate and make available for delivery in exchange for such temporary Debentures an equal aggregate principal amount of Debentures in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Debentures in certificated form authenticated and delivered hereunder.

      Section 2.08. Cancellation of Debentures. All Debentures surrendered for the purpose of payment, redemption, repurchase, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture Registrar or any conversion agent, be surrendered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of such cancelled Debentures in accordance with its customary procedures. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

      Section 2.09. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Debentureholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Debentures or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                    ARTICLE 3
                     REDEMPTION AND REPURCHASE OF DEBENTURES

      Section 3.01. Redemption of Debentures. The Company may not redeem any Debentures prior to March 20, 2010. On or after March 20, 2010 but prior to March 15, 2012, the Company shall have the option to redeem some or all of the Debentures at any time or from time to time but only if the Closing Price of the Common Stock for twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days ending on the Trading Day before the Company provides the notice required by Section 3.02 hereof exceeds 130% of the Conversion Price in effect on each such Trading Day, subject to adjustment as provided in Section
17.05. On or after March 15, 2012, and prior to maturity, the Debentures may be redeemed at any time or from time to time at the option of the Company, in whole or in part. Upon any redemption pursuant to this Section 3.01, the Company shall provide the notice required by Section 3.02 hereof (which notice may be revoked at any time prior to the time at which the Company or the Trustee, as the case may be, has given such notice to Debentureholders) and shall pay a redemption price in cash equal to 100% of the principal amount of the Debentures being redeemed, together with accrued and unpaid Interest and Additional Amounts, if any, to, but excluding, the date fixed for redemption; provided that if the date fixed for redemption falls after a record date and on or prior to the corresponding interest payment date, then the Interest and Additional Amounts, if any, payable on such interest payment date shall be paid to the holders of record of the Debentures at the close of business on the applicable record date instead of the holders surrendering the Debentures for redemption.

      Section 3.02. Notice of Optional Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and it or, at its written request (which may be revoked at any time prior to the time on which the Trustee has given notice to the holders of the Debentures) received by the Trustee not fewer than forty-five (45) days prior (or such shorter period of time as may be acceptable to the Trustee) to the date fixed for redemption, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption not fewer than thirty (30) nor more than sixty (60) days prior to the redemption date to each holder of Debentures so to be redeemed as a whole or in part at its last address as the same appears on the Debenture Register; provided that if the Company shall give such notice, it shall also give written notice of the redemption date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. Concurrently with, or promptly following, the mailing of any such notice of redemption, the Company shall issue a press release announcing such redemption, the form and content of which press release shall be determined by the Company in its sole discretion. The failure to issue any such press release or any defect therein shall not affect the validity of the redemption notice or any of the proceedings for the redemption of any Debenture called for redemption.

      Each such notice of redemption shall specify the aggregate principal amount of Debentures to be redeemed, the CUSIP number or numbers, if any, of the Debentures being redeemed, the date fixed for redemption (which shall be a Business Day), the redemption price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that Interest and Additional Amounts, if any, accrued and unpaid to the date fixed for redemption will be paid as specified in said notice, and that on and after said date Interest and Additional Amounts, if any, thereon or on the portion thereof to be redeemed will cease to accrue. Such notice shall also state the current Conversion Rate and the date on which the right to convert such Debentures pursuant to Article 17 will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed (including CUSIP numbers, if any). In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

      On or prior to the redemption date specified in the notice of redemption given as provided in this Section 3.02, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money in immediately available funds sufficient to redeem on the redemption date all the Debentures (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion pursuant to Article 17) at the appropriate redemption price, together with accrued and unpaid Interest and Additional Amounts, if any, to, but excluding, the redemption date; provided that if such payment is made on the redemption date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any paying agent pursuant to this Section 3.02 in excess of amounts required hereunder to pay the redemption price and accrued and unpaid Interest and Additional Amounts, if any, to, but excluding, the redemption date. If any Debenture called for redemption is converted pursuant hereto prior to such redemption date, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Debentures are to be redeemed, the Company will give the Trustee written notice in the form of an Officers' Certificate not fewer than forty-five (45) days (or such shorter period of time as may be acceptable to the Trustee) prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed.

      If less than all of the Outstanding Debentures are to be redeemed, the Trustee shall select the Debentures or portions thereof of the Global Debenture or the Debentures in certificated form to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Debenture selected for partial redemption is submitted for conversion in part after such selection, the portion of such Debenture submitted for conversion shall be deemed (so far as may be possible) to be the portion to be selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is submitted for conversion in part before the mailing of the notice of redemption.

      Upon any redemption of less than all of the Outstanding Debentures, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Debentures as are unconverted and Outstanding at the time of redemption, treat as Outstanding any Debentures surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a notice of redemption and may (but need not) treat as Outstanding any Debenture authenticated and delivered during such period in exchange for the unconverted portion of any Debenture converted in part during such period.

      Section 3.03. Payment of Debentures Called For Redemption by the Company. If notice of redemption has been given as provided in Section 3.02, the Debentures or portion of Debentures with respect to which such notice has been given shall, unless converted pursuant to Article 17, become due and payable on the date fixed for redemption and at the place or places stated in such notice at the applicable redemption price, together with Interest and Additional Amounts, if any, accrued and unpaid to (but excluding) the redemption date, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with Interest and Additional Amounts, if any, accrued to said date) Interest and Additional Amounts, if any, on the Debentures or portion of Debentures so called for redemption shall cease to accrue and, after the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in the payment of such Debentures at the redemption price, together with Interest and Additional Amounts, if any, accrued to said date), such Debentures shall cease to be convertible pursuant to Article 17 and, except as provided in Section 9.05, to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and accrued and unpaid Interest and Additional Amounts, if any, to (but excluding) the redemption date. On presentation and surrender of such Debentures at a place of payment in said notice specified, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with Interest and Additional Amounts, if any, accrued and unpaid thereon to, but excluding, the redemption date.

      Upon presentation of any Debenture redeemed in part only, the Company shall execute and, upon the request of the Company, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

      Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of redemption during the continuance of a default in payment of Interest or Additional Amounts, if any, on the Debentures.

      Section 3.04. [Reserved]

      Section 3.05. Repurchase of Debentures by the Company at Option of Holders Upon a Designated Event. (a) If there shall occur a Designated Event at any time prior to maturity of the Debentures, then each Debentureholder shall have the right, at such holder's option, to require the Company to repurchase all of such holder's Debentures, or any portion thereof that is a multiple of $1,000 principal amount, for cash on a date designated by the Company (the "DESIGNATED EVENT REPURCHASE DATE") that is not less than twenty (20) nor more than thirty-five (35) Business Days after the date of the Designated Event Notice (as defined in Section 3.05(b)) for such Designated Event (or, if such day is not a Business Day, the next succeeding Business Day) at a repurchase price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest and Additional Amounts, if any, to, but excluding, the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the Interest and Additional Amounts, if any, payable on such interest payment date shall be paid to the holders of record of the Debentures at the close of business on the applicable record date instead of the holders surrendering the Debentures for repurchase. Notwithstanding the foregoing, no Debentures may be surrendered for repurchase pursuant to this Section 3.05 in connection with a merger, consolidation or other transaction effected solely for the purpose of changing the Company's jurisdiction of incorporation to any other state within the United States.

      (b) On or before the 20th day after the occurrence of a Designated Event, the Company or at its written request (which must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree in writing to a shorter period), the Trustee, in the name of and at the expense of the Company, shall mail or cause to be mailed to all holders of record on the date of the Designated Event a notice (the "DESIGNATED EVENT NOTICE") of the occurrence of such Designated Event and of the repurchase right at the option of the holders arising as a result thereof. Such notice shall be mailed in the manner and with the effect set forth in the first paragraph of Section 3.02 (without regard for the time limits set forth therein). If the Company shall give such notice, the Company shall also deliver a copy of the Designated Event Notice to the Trustee at such time as it is mailed to Debentureholders. Concurrently with, or promptly following, the mailing of any Designated Event Notice, the Company shall issue a press release announcing such Designated Event referred to in the Designated Event Notice, the form and content of which press release shall be determined by the Company in its sole discretion, or (at the Company's sole election) the Company may publish such information on its website or through such other public medium as the Company shall use at such time. The failure to issue any such press release or otherwise publish such information or any defect therein shall not affect the validity of the Designated Event Notice or any proceedings for the repurchase of any Debenture that any Debentureholder may elect to have the Company repurchase as provided in this Section 3.05.

      Each Designated Event Notice shall specify the circumstances constituting the Designated Event, the Designated Event Repurchase Date, the price at which the Company shall be obligated to repurchase Debentures, that the holder must exercise the repurchase right on or prior to the close of business on the Designated Event Repurchase Date (the "DESIGNATED EVENT EXPIRATION TIME"), that the holder shall have the right to withdraw any Debentures surrendered prior to the Designated Event Expiration Time, if the Debentures are then convertible, that Debentures as to which an Option to Elect Repurchase Upon a Designated Event has been given may be converted only if the Option to Elect Repurchase Upon a Designated Event is withdrawn in accordance with the terms of this Indenture, a description of the procedure that a Debentureholder must follow to exercise such repurchase right and to withdraw any surrendered Debentures, the place or places where the holder is to surrender such holder's Debentures, the amount of Interest and Additional Amounts, if any, accrued and unpaid on each Debenture to the Designated Event Repurchase Date and the CUSIP number or numbers of the Debentures (if then generally in use).

      No failure of the Company to give the foregoing notices and no defect therein shall limit the Debentureholders' repurchase rights or affect the validity of the proceedings for the repurchase of the Debentures pursuant to this Section 3.05.

      (c) Repurchases of Debentures under this Section 3.05 shall be made, at the option of the holder thereof, upon:

            (i) delivery to the Trustee at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed and executed notice (the "OPTION TO ELECT REPURCHASE UPON A DESIGNATED EVENT") in the form set forth on the reverse of the Debenture prior to the Designated Event Expiration Time; and

            (ii) delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time simultaneous to or after delivery of the Option to Elect Repurchase Upon a Designated Event (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in Section 6.02, such delivery being a condition to receipt by the holder of the repurchase price therefor; provided that such repurchase price shall be so paid pursuant to this Section 3.05 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Option to Elect Repurchase Upon a Designated Event.

      The Company shall purchase from the holder thereof, pursuant to this
Section 3.05, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

      Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the portion of the Debentures presented that was not repurchased.

      Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Option to Elect Repurchase Upon a Designated Event contemplated by this Section 3.05 shall have the right to withdraw such Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.05(d) below. Debentures in respect of which an Option to Elect Repurchase Upon a Designated Event has been given by the holder thereof may not be converted pursuant to Article 17 hereof on or after the date of the delivery of such Option to Elect Repurchase Upon a Designated Event unless such Option to Elect Repurchase Upon a Designated Event has first been validly withdrawn.

      The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Option to Elect Repurchase Upon a Designated Event or written notice of withdrawal thereof.

      For a Debenture, other than a Global Debenture, to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Debenture with the Option to Elect Repurchase

Upon A Designated Event on the reverse thereof duly completed, together with such Debentures duly endorsed for transfer, on or before the Designated Event Expiration Time. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Debenture for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

      (d) An Option to Elect Repurchase Upon a Designated Event may be withdrawn by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in accordance with the Option to Elect Repurchase Upon a Designated Event at any time prior to the Designated Event Expiration Time, specifying:

            (i) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted,

            (ii) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture, and

            (iii) the principal amount, if any, of such Debenture that remains subject to the original Option to Elect Repurchase Upon a Designated Event.

      (e) On or prior to the Designated Event Repurchase Date, the Company shall deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money sufficient to repurchase on the Business Day immediately preceding the Designated Event Repurchase Date all the Debentures to be repurchased on such date at the appropriate repurchase price, together with accrued and unpaid Interest and Additional Amounts, if any, to, but excluding, the Designated Event Repurchase Date; provided that if such payment is made on the Designated Event Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date. Payment for Debentures surrendered for repurchase (and not withdrawn) prior to the Designated Event Expiration Time will be made promptly (but in no event more than five (5) Business Days) following the later of (x) the Business Day immediately following the Designated Event Repurchase Date, and
(y) the time of book-entry transfer or delivery of the Debenture surrendered for repurchase, by (i) mailing checks for the amount payable to the holders of such Debentures entitled thereto as they shall appear in the Debenture Register or
(ii) on any Global Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      If on the Business Day immediately following the Designated Event Repurchase Date the Trustee or other paying agent appointed by the Company, or the Company if the Company is acting as the paying agent, holds money sufficient to repurchase all the Debentures or portions thereof that are to be purchased as of the Designated Event Repurchase Date, then, on and after such date (i) the Debentures will cease to be Outstanding, (ii) Interest and Additional Amounts, if any, on the Debentures will cease to accrue, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Debentures.

      (f) [Reserved.]

      (g) The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent applicable and file a Schedule TO or any other required schedule or form under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Debentures in the event of a Designated Event.

      Section 3.06. Repurchase of Debentures by the Company at Option of the Holder. Debentures shall be purchased by the Company in cash pursuant to the terms of the Debentures at the option of the holder on each of March 15, 2012, March 15, 2015, and March 15, 2020 (each a "REPURCHASE DATE"), at a purchase price of 100% of the principal amount, plus any accrued and unpaid Interest and Additional Amounts, if any, to, but excluding, the Repurchase Date; provided that if such Repurchase Date falls after a record date and on or prior to the corresponding interest payment date, then the Interest and Additional Amounts, if any, payable on such interest payment date shall be paid to the holders of record of the Debentures at the close of business on the applicable record date instead of the holders surrendering the Debentures for repurchase. Repurchases of Debentures under this Section 3.06 shall be made, at the option of the holder thereof, upon:

      (a) delivery to the Trustee (or other paying agent appointed by the Company) by a holder of a duly completed and executed notice (the "REPURCHASE NOTICE") in the form set forth on the reverse of the Debenture during the period beginning at any time from the opening of business on the date that is twenty
(20) Business Days prior to the Repurchase Date until the close of business on the Repurchase Date; and

      (b) delivery or book-entry transfer of the Debentures to the Trustee (or other paying agent appointed by the Company) at any time simultaneous to or after delivery of the Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other paying agent appointed by the Company) in the Borough of Manhattan as provided in
Section 6.02, such delivery being a condition to receipt by the holder of the purchase price therefor; provided that such purchase price shall be so paid pursuant to this Section 3.06 only if the Debenture so delivered to the Trustee (or other paying agent appointed by the Company) shall conform in all respects to the description thereof in the related Repurchase Notice.

      The Company shall purchase from the holder thereof, pursuant to this
Section 3.06, a portion of a Debenture, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Debenture also apply to the purchase of such portion of such Debenture.

      Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the portion of the Debentures presented that was not repurchased.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.06 shall be consummated by the delivery of the consideration to be received by the holder promptly following the later of the Business Day immediately following the Repurchase Date and the time of the book-entry transfer or delivery of the Debenture.

      Notwithstanding anything herein to the contrary, any holder delivering to the Trustee (or other paying agent appointed by the Company) the Repurchase Notice contemplated by this Section 3.06 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Trustee (or other paying agent appointed by the Company) in accordance with Section 3.08.

      The Trustee (or other paying agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

      Section 3.07. Company Repurchase Notice.

      (a) The Debentures to be repurchased on the Repurchase Date pursuant to
Section 3.06 will be paid for in cash.

      At least three (3) Business Days before the Company Repurchase Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

            (i) the information required by Section 3.07(b) in the Company Repurchase Notice, and

            (ii) whether the Company desires the Trustee to give the Company Repurchase Notice required by Section 3.07(b).

      (b) In connection with any repurchase of Debentures under Section 3.06, the Company shall, no less than twenty (20) Business Days prior to the Repurchase Date (the "COMPANY REPURCHASE NOTICE DATE"), give notice to holders at their addresses shown in the Debenture Register setting forth information specified in this Section 3.07(b) (the "COMPANY REPURCHASE NOTICE"). The Company will also give notice to beneficial owners as required by applicable law.

      The Company Repurchase Notice shall:

            (1) state the repurchase price and the Repurchase Date to which the Company Repurchase Notice relates;

            (2) include a form of Repurchase Notice;

            (3) state the name and address of the Trustee (or other paying agent or conversion agent appointed by the Company);

            (4) state that Debentures must be surrendered to the Trustee (or other paying agent appointed by the Company) to collect the purchase price;

            (5) if the Debentures are then convertible, state that Debentures as to which a Repurchase Notice has been given may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this Indenture; and

            (6) state the CUSIP number of the Debentures (if then generally in use).

The Company Repurchase Notice may be given by the Company or, at the Company's written request, the Trustee shall give such Company Repurchase Notice in the Company's name and at the Company's expense.

      (c) The Company will comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act to the extent applicable and file a Schedule TO or any other required schedule or form under the Exchange Act to the extent applicable in connection with the repurchase rights of the holders of Debentures.

      Section 3.08. Effect of Repurchase Notice. Upon receipt by the Trustee (or other paying agent appointed by the Company) of the Repurchase Notice specified in Section 3.06, the holder of the Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn) thereafter be entitled to receive solely the purchase price with respect to such Debenture. Such purchase price shall be paid to such holder, subject to receipt of funds and/or Debentures by the Trustee (or other paying agent appointed by the Company), promptly following the later of (x) the Business Day immediately following the Repurchase Date with respect to such Debenture (provided the holder has satisfied the conditions in Section 3.06) and (y) the time of book entry transfer or delivery of such Debenture to the Trustee (or other paying agent appointed by the Company) by the holder thereof in the manner required by Section 3.06. Debentures in respect of which a Repurchase Notice has been given by the holder thereof may not be converted pursuant to Article 17 hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

      A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Trustee (or other paying agent appointed by the Company) in accordance with the Repurchase Notice at any time prior to the close of business on the Repurchase Date, specifying:

      (a) the principal amount of the Debenture with respect to which such notice of withdrawal is being submitted,

      (b) the certificate number, if any, of the Debenture in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Debenture in respect of which such notice of withdrawal is being submitted is represented by a Global Debenture, and

      (c) the principal amount, if any, of such Debenture that remains subject to the original Repurchase Notice and that has been or will be delivered for purchase by the Company.

      Section 3.09. Deposit of Repurchase Price. (a) On or prior to the Repurchase Date, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 6.04) an amount of money sufficient to pay the aggregate purchase price of all the Debentures or portions thereof that are to be purchased as of the Business Day immediately following the Repurchase Date; provided that if such payment is made on the Repurchase Date it must be received by the Trustee or paying agent, as the case may be, by 10:00 a.m. New York City time, on such date.

      (b) If on the Business Day immediately following the Repurchase Date the Trustee or other paying agent appointed by the Company, or the Company if the Company is acting as the paying agent, holds cash sufficient to pay the aggregate purchase price of all the Debentures, or portions thereof that are to be purchased as of the Repurchase Date, then, on and after such date (i) the Debentures will cease to be Outstanding, (ii) Interest and Additional Amounts, if any, on the Debentures will cease to accrue, and (iii) all other rights of the holders of such Debentures will terminate, whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Trustee or paying agent, other than the right to receive the repurchase price upon delivery of the Debentures.

      Section 3.10. Debentures Repurchased in Part. Upon presentation of any Debenture repurchased in part only, the Company shall execute and, upon the Company's written direction to the Trustee, the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the portion of the Debentures presented that was not repurchased.

      Section 3.11. Repayment to the Company. The Trustee (or other paying agent appointed by the Company) shall return to the Company any cash that remains unclaimed, together with Interest, if any, and Additional Amounts, if any, thereon, held by them for the payment of the repurchase price; provided that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.02, Section 3.05 and Section 3.09 exceeds the aggregate redemption price or purchase price, as the case may be, of the Debentures or portions thereof that the Company is obligated to redeem or purchase as of the redemption date, the Designated Event Repurchase Date or the Repurchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the redemption date, the Business Day following the Designated Event Repurchase Date or the Business Day following the Repurchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest, if any, thereon.

      Section 3.12. Acceleration; Payments To Debentureholders. In the event of the acceleration of the Debentures because of an Event of Default, no payment or distribution shall be made to the Trustee or any holder of Debentures in respect of the principal of, Interest on, or Additional Amounts, if any, on, the Debentures called for redemption in accordance with Section 3.02 or the Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture, until such acceleration is rescinded in accordance with the terms of this Indenture.

      Section 3.13. No Sinking Fund. The Debentures are not subject to redemption through the operation of any sinking fund.

                                    ARTICLE 4
                                  SUBORDINATION

      Section 4.01. Agreement To Subordinate. Each of the Company and the Subsidiary Guarantors agrees, and each holder by accepting a Debenture agrees, that the Indebtedness evidenced by the Debentures and the Subsidiary Guarantees and the payment of the principal amount and Interest and Additional Amounts, if any, on all Debentures and all other amounts and claims owing on and with respect to each and all of the Debentures (including, but not limited to, the redemption price with respect to the Debentures called for redemption in accordance with Section 3.02 or the repurchase price with respect to Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture) and all obligations of the Company and the Subsidiary Guarantors under this Indenture are subordinated in right of payment, to the extent and in the manner provided in this Article 4, to the prior payment in full in cash of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Indebtedness. The Debentures will be pari passu in right of payment to all Senior Subordinated Indebtedness of the Company and the Subsidiary Guarantors and senior in right of payment to all Subordinated Indebtedness of the Company and such Subsidiary Guarantors.

      Section 4.02. Liquidation; Dissolution; Bankruptcy. Upon any distribution to creditors of the Company or a Subsidiary Guarantor in a liquidation or dissolution of the Company or such Subsidiary Guarantor, in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or a Subsidiary Guarantor or their property, in an assignment for the benefit of creditors or in any marshalling of the assets and liabilities of the Company or a Subsidiary Guarantor, the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or other payment satisfactory to holders of such Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) before the holders of Debentures will be entitled to receive any payment with respect to the Debentures or the Subsidiary Guarantees, and until all Obligations with respect to Senior Indebtedness are paid in full in cash or in other payment satisfactory to such holders, any distribution to which the holders of Debentures would be entitled shall be made to the holders of Senior Indebtedness (except, in each case, that holders of Debentures may receive Permitted Junior Securities).

      Section 4.03. Default on Designated Senior Indebtedness. The Company may not make any payment in respect of the Debentures, nor may the Company acquire or redeem any Debentures if:

            (1) a payment default on Designated Senior Indebtedness (including, without limitation, upon any acceleration of the maturity thereof) occurs and is continuing; or

            (2) any other default occurs and is continuing on any series of Designated Senior Indebtedness that permits holders of that series of Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a written notice of such default (a "PAYMENT BLOCKAGE NOTICE") from the Company, the administrative agent for the lenders under the Senior Credit Agreement or the holders of, or the representative for, any Designated Senior Indebtedness.

      Payments on, and redemption of, the Debentures may and will be resumed, if so permitted by the other Sections of the Indenture:

            (1) in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and

            (2) in the case of a nonpayment default, upon the earlier of (x) the date on which such nonpayment default is cured or waived (so long as no other default exists), (y) 179 days after the date on which the applicable Payment Blockage Notice is received, or (z) the date on which the Trustee receives notice from a representative of Designated Senior Indebtedness rescinding such Payment Blockage Notice, unless, in each case, the maturity of any Designated Senior Indebtedness has been accelerated.

      No new Payment Blockage Notice may be delivered unless and until:

            (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

            (2) all scheduled payments of principal, Interest, and Additional Amounts, if any, on the Debentures that have come due have been paid in full in cash.

      No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

      Section 4.04. Acceleration of Debentures. If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration.

      Section 4.05. When Distribution Must Be Paid Over. In the event that the Trustee or any holder receives any payment of any Obligations with respect to the Debentures and the Subsidiary Guarantees at a time when the Trustee or such holder, as applicable, has actual knowledge that such payment is prohibited by

Article 4 hereof, such payment shall be held by the Trustee or such holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon proper written request, to, the holders of Senior Indebtedness or their representative under the agreement pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, which with respect to any and all Indebtedness outstanding under the Senior Credit Agreement, shall mean the agent for such holders, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

      With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of holders or the Company or any other Person money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article 4, except if such payment is made as a result of the willful misconduct or negligence of the Trustee.

      Section 4.06. Notice By Company. The Company shall promptly notify the Trustee and the paying agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Debentures and the Subsidiary Guarantees to violate this Article 4, but failure to give such notice shall not affect the subordination of the Debentures and the Subsidiary Guarantees to the Senior Indebtedness as provided in this Article 4.

      The Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness (or a trustee or agent on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 4, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such Person to receive such payment.

      Section 4.07. Subrogation. After all Senior Indebtedness is paid in full in cash and until the Debentures are paid in full, holders of Debentures shall be subrogated (equally and ratably with all other Indebtedness ranking pari passu with the Debentures) to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to the holders of Debentures have been applied to the payment of Senior Indebtedness. A distribution made under this Article 4 to holders of Senior Indebtedness that otherwise would have been made to holders of Debentures is not, as between the Company and holders, a payment by the Company or the Subsidiary Guarantors on the Debentures and the Subsidiary Guarantees.

      Section 4.08. Relative Rights. This Article 4 defines the relative rights of holders of Debentures and holders of Senior Indebtedness. Nothing in this Indenture shall:

            (1) impair, as between the Company and holders of Debentures, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

            (2) affect the relative rights of holders of Debentures and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or

            (3) prevent the Trustee or any holder of Debentures from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to holders of Debentures.

      If the Company fails because of this Article 4 to pay the principal amount of the Debentures, Interest, Additional Amounts, if any, the redemption price with respect to the Debentures to be called for redemption in accordance with
Section 3.02 or the repurchase price with respect to Debentures submitted for repurchase in accordance with Section 3.05 or Section 3.06, as the case may be, as provided in this Indenture as and when the same shall become due and payable in accordance with their terms, such failure is still a Default or Event of Default.

      Section 4.09. Subordination May Not Be Impaired By Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or any holder or by the failure of the Company or any holder to comply with this Indenture.

      Section 4.10. Distribution Or Notice To Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their representative or agent.

      Upon any payment or distribution of assets of the Company or the Subsidiary Guarantors referred to in this Article 4, the Trustee and the holders of Debentures shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the holders of Debentures for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company and the Subsidiary Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

      Section 4.11. Rights of Trustee and Paying Agent. Notwithstanding the provisions of this Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the paying agent may continue to make payments on the Debentures, unless the Trustee shall have received at its Corporate Trust Office of the Trustee at least three Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Debentures to violate this Article 4. Only the Company or a representative may give the notice. Nothing in this Article 4 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 9.06 hereof.

      The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. Any agent may do the same with like rights.

      Section 4.12. Authorization to Effect Subordination. Each holder of Debentures, by the holder's acceptance thereof, authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 4, and appoints the Trustee to act as such holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 8.02 hereof at least thirty (30) days before the expiration of the time to file such claim, the credit agents are hereby authorized to file an appropriate claim for and on behalf of the holders of the Debentures.

      Section 4.13. Amendments. The provisions of this Article 4 shall not be amended or modified without the written consent of the holders of at least 75% in aggregate principal amount of the Debentures then Outstanding if such amendment would adversely affect the rights of holders of Debentures.

      Section 4.14. Payment Permitted If No Default. Nothing contained in this
Article 4 or any other provision relating to subordination elsewhere in this Indenture or in any of the Debentures shall prevent the Company, except in the circumstances described in Section 4.02 and Section 4.03, from making payments at any time of the principal amount of the Debentures, Interest, Additional Amounts, if any, the redemption price with respect to the Debentures to be called for redemption in accordance with Section 3.02 or the repurchase price with respect to Debentures submitted for repurchase in accordance with Section
3.05 or Section 3.06, as the case may be, as provided in this Indenture.

      Section 4.15. No Senior Subordinated Indebtedness. Neither the Company nor any Subsidiary Guarantor shall, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness that is subordinate or junior in right of payment to any Senior Indebtedness and senior in right of payment to the Debentures or the Subsidiary Guarantees, as the case may be.

                                    ARTICLE 5
                              SUBSIDIARY GUARANTEES

      Section 5.01. Subsidiary Guarantees. (a) Subject to this Article 5 and the subordination provisions of Article 4, each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees, during the Guarantee Period, to each holder of a Debenture authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Debentures or the Obligations of the Company hereunder or thereunder, that:

            (1) the principal of, and Interest and Additional Amounts, if any, on, the Debentures will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and Interest on the overdue principal and Interest on any overdue Interest on the Debentures, if any, if lawful, and all other obligations of the Company to the holders or the Trustee hereunder or thereunder will be promptly paid in full or performed (including, without limitation, the Company's obligation to deliver cash and Common Stock, if any, or shares of stock, other securities or other property or assets upon conversion of a Debenture pursuant to Article 17), all in accordance with the terms hereof and thereof; and

            (2) in case of any extension of time of payment or renewal of any Debentures or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      Failing payment when due of any amount so Guaranteed or any performance so Guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. Each Subsidiary Guarantor agrees that this is a Guarantee of payment and not a Guarantee of collection.

      (b) Each Subsidiary Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Debentures or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Debentures with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Debentures and this Indenture.

      (c) If any holder or the Trustee is required by any court or otherwise to return to the Company, the Subsidiary Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Subsidiary Guarantors, any amount paid by the Company or any Subsidiary Guarantor either to the Trustee or such holder, this Subsidiary Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

      (d) Each Subsidiary Guarantor agrees that it will not be entitled to any right of subrogation in relation to the holders in respect of any Obligations Guaranteed hereby until payment in full of all Obligations Guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the holders and the Trustee, on the other hand,
(1) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Article 8 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations Guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in
Article 8 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors will have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the holders under the Subsidiary Guarantee.

      Section 5.02. Limitation on Subsidiary Guarantor Liability. Each Subsidiary Guarantor, and by its acceptance of Debentures, each holder, hereby confirms that it is the intention of all such parties that this Subsidiary Guarantee of such Subsidiary Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title II of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the holders and the Subsidiary Guarantors hereby irrevocably agree that the obligations of such Subsidiary Guarantor shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under this Article 5, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

      Section 5.03. Execution and Delivery of the Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 5.01, each Subsidiary Guarantor hereby agrees that the Subsidiary Guarantee substantially in the form attached to the Indenture as Exhibit B will be endorsed by an officer of such Subsidiary Guarantor on each Debenture authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Subsidiary Guarantor by one of its executive officers.

      Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 5.01 will remain in full force and effect notwithstanding any failure to endorse such Subsidiary Guarantee.

      If an executive officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Debenture on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

      The delivery of any Debenture by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

      In the event that the Company creates or acquires a Subsidiary during the Guarantee Period, if required by Section 6.10 hereof, the Company will cause such Subsidiary to comply with the provisions of Section 6.10 hereof and this
Article 5, to the extent applicable.

      Section 5.04. Release of Subsidiary Guarantors from Obligations. (a) Upon the expiration of the Guarantee Period, each Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee without any further action required on the part of the Company, the Subsidiary Guarantors, the Trustee or any holder.

      (b) If all Outstanding Debentures are satisfied and discharged in accordance with the terms of the Indenture, then each Subsidiary Guarantor shall be released and relieved of any obligations under its Subsidiary Guarantee without any further action required on the part of the Company, the Subsidiary Guarantors, the Trustee or any holder.

      (c) If, during the Guarantee Period, the Company designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with Section 6.11 of this Indenture, then such Subsidiary Guarantor shall be released and relieved of any Obligations under its Subsidiary Guarantee by executing a supplemental indenture and providing the Trustee with an Officer's Certificate and an Opinion of Counsel satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary Guarantor and constitutes a valid, binding and enforceable obligation of such Subsidiary Guarantor.

      If, during the Guarantee Period, the Company designates an Unrestricted Subsidiary as a Restricted Subsidiary in accordance with Section 6.11 of this Indenture, then such Restricted Subsidiary shall become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Officer's Certificate and an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was so designated that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary.

      (d) Upon the full and unconditional release of its Guarantee by a Subsidiary Guarantor under the Senior Subordinated Notes due 2013, then such Subsidiary Guarantor shall be released and relieved of any Obligations under its Subsidiary Guarantee by executing a supplemental indenture and providing the Trustee with an Officer's Certificate and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary Guarantor and constitutes a valid, binding and enforceable obligation of such Subsidiary Guarantor; provided, however, that in the event that any such Subsidiary thereafter, but during the Guarantee Period, Guarantees any Indebtedness of the Company under any Senior Subordinated Indebtedness or Subordinated Indebtedness (or if any released Guarantee under any the Senior Subordinated Notes due 2013 is reinstated or renewed), then such Subsidiary shall be required to be a Subsidiary Guarantor by executing a supplemental indenture and providing the Trustee with an Officer's Certificate and an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it provided any such other Guarantee that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a valid, binding and enforceable obligation of such Subsidiary.

      (e) Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable until the expiration of the Guarantee Period for the full amount of principal of and interest on the Debentures and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 5.

      Section 5.05. Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "FUNDING GUARANTOR") under the Subsidiary Guarantees, such

Funding Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount, based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor), determined in accordance with GAAP, subject to Section 5.02, for all payments, damages and expenses incurred by such Funding Guarantor in discharging the Company's obligations with respect to the Debentures or any other Subsidiary Guarantor's obligations with respect to the Subsidiary Guarantees.

                                    ARTICLE 6
        PARTICULAR COVENANTS OF THE COMPANY AND THE SUBSIDIARY GUARANTORS

      Section 6.01. Payment of Principal, Interest and Additional Amounts. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of (including the redemption price upon redemption or the repurchase price upon repurchase, in each case pursuant to Article 3), Interest on, and Additional Amounts, if any, on, each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures.

      Section 6.02. Maintenance of Office or Agency. The Company will maintain an office or agency in the Borough of Manhattan, the City of New York, where the Debentures may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the corporate trust office of the Trustee in The Borough of Manhattan, which office is located at: The Bank of New York, 101 Barclay Street, Fl. 21W, New York, NY 10286, Attention: Corporate Trust Department.

      The Company may also from time to time designate co-registrars and one or more offices or agencies where the Debentures may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby initially designates the Trustee as paying agent, Debenture Registrar, Custodian and conversion agent, and each of the Corporate Trust Office and the office or agency of the Trustee in The Borough of Manhattan shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

      So long as the Trustee is the Debenture Registrar, the Trustee agrees to mail, or cause to be mailed, the notices set forth in Section 9.10(a) and the third paragraph of Section 9.11. If co-registrars have been appointed in accordance with this Section, the Trustee shall mail such notices only to the Company and the holders of Debentures it can identify from its records.

      Section 6.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 9.10, a Trustee, so that there shall at all times be a Trustee hereunder.

      Section 6.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, or if the Trustee shall appoint such a paying agent, the Company will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

            (1) that it will hold all sums held by it as such agent for the payment of the principal of, Interest on, or Additional Amounts, if any, on, the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the holders of the Debentures;

            (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of, Interest on, and Additional Amounts, if any, on the Debentures when the same shall be due and payable; and

            (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

      The Company shall, on or before each due date of the principal of, Interest on, or Additional Amounts, if any, on, the Debentures, deposit with the paying agent a sum (in funds that are immediately available on the due date for such payment) sufficient to pay such principal, Interest or Additional Amounts, as the case may be, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit shall be received by the paying agent by 10:00 a.m. New York City time, on such date.

      (b) If the Company shall act as its own paying agent, it will, on or before each due date of the principal of, Interest on, or Additional Amounts, if any, on, the Debentures, set aside, segregate and hold in trust for the benefit of the holders of the Debentures a sum sufficient to pay such principal, Interest or Additional Amounts so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Debentures) to make any payment of the principal of, Interest on, or Additional Amounts, if any, on, the Debentures when the same shall become due and payable.

      (c) Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such sums.

      The Trustee shall not be responsible for the actions of any other paying agents (including the Company if acting as its own paying agent) and shall have no control of any funds held by such other paying agents.

      Section 6.05. Existence. Subject to Article 14, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

      Section 6.06. Rule 144A Information Requirement. Within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the Company covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any holder or beneficial holder of Debentures or any Common Stock issued upon conversion thereof that continue to be Restricted Securities in connection with any sale thereof and any prospective purchaser of Debentures or such Common Stock designated by such holder or beneficial holder, the information required pursuant to Rule 144A(d)(4) under the Securities Act upon the request of any holder or beneficial holder of the Debentures or such Common Stock and it will take such further action as any holder or beneficial holder of such Debentures or such Common Stock may reasonably request, all to the extent required from time to time to enable such holder or beneficial holder to sell its Debentures or Common Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144A, as such Rule may be amended from time to time. Upon the request of any holder or any beneficial holder of the Debentures or such Common Stock, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

      Section 6.07. Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, Interest on, or Additional Amounts, if any, on, the Debentures as contemplated herein, wherever

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

enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 6.08. Compliance Certificate. The Company shall deliver to the Trustee, within one hundred twenty (120) days after the end of each fiscal year of the Company (beginning with the fiscal year ended September 30, 2005), a certificate signed by either the principal executive officer, president, principal financial officer or principal accounting officer of the Company, stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and the status thereof of which the signer may have knowledge.

      The Company will deliver to the Trustee, forthwith upon becoming aware of
(i) any default in the performance or observance of any covenant, agreement or condition contained in this Indenture, or (ii) any Event of Default, an Officers' Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

      Any notice or certificate required to be given under this Section 6.08 shall be delivered to a Responsible Officer of the Trustee at its Corporate Trust Office.

      Section 6.09. Additional Amounts Notice. In the event that the Company is required to pay Additional Amounts to holders of Debentures pursuant to the Registration Rights Agreement, the Company will provide written notice of such obligation (the "ADDITIONAL AMOUNTS NOTICE") to the Trustee within fifteen (15) days of such obligation arising, and the Additional Amounts Notice shall set forth the amount of such Additional Amounts to be paid by the Company. The Trustee shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Additional Amounts, or with respect to the nature, extent or calculation of the amount of Additional Amounts when made, or with respect to the method employed in such calculation of the Additional Amounts.

      Section 6.10. Additional Subsidiary Guarantees. If, during the Guarantee Period, the Company or any of its Restricted Subsidiaries acquires or creates another Subsidiary after the date of this Indenture that guarantees the Senior Subordinated Notes due 2013 or any other Senior Subordinated Indebtedness or Subordinated Indebtedness, then that newly acquired or created Subsidiary shall become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Officer's Certificate and an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary; provided, however, that this Section
6.10 shall not apply to Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture for so long as they continue to constitute Unrestricted Subsidiaries.

      Section 6.11. Designation of Restricted and Unrestricted Subsidiaries.
The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default and if the Restricted Subsidiary meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default, provided, however, that upon any such redesignation during the Guarantee Period, such newly redesignated Restricted Subsidiary shall become a Subsidiary Guarantor and execute a supplemental indenture and deliver an Officer's Certificate and an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date on which it was so redesignated that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary.

      Section 6.12. Assumption of Obligations under Registration Rights Agreement. Each Subsidiary of the Company who shall become a Subsidiary Guarantor under the Indenture after the date hereof in accordance with Sections 5.04, 6.10 or 6.11 hereof shall be deemed to assume the obligations of a Guarantor (as defined therein) under the Registration Rights Agreement, as if such Subsidiary Guarantor had been an original signatory to such Registration Rights Agreement.

                                    ARTICLE 7
       DEBENTUREHOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

      Section 7.01. Debentureholders' Lists. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than fifteen (15) days after each March 1 and September 1 in each year beginning with September 1, 2005, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the holders of Debentures as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished by the Company to the Trustee so long as the Trustee is acting as the sole Debenture Registrar.

      Section 7.02. Preservation And Disclosure Of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in Section 7.01 or maintained by the Trustee in its capacity as Debenture Registrar or co-registrar in respect of the Debentures, if so acting. The Trustee may destroy any list furnished to it as provided in Section 7.01 upon receipt of a new list so furnished.

      (a) The rights of Debentureholders to communicate with other holders of Debentures with respect to their rights under this Indenture or under the Debentures, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

      (b) Every Debentureholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of holders of Debentures made pursuant to the Trust Indenture Act.

      Section 7.03. Reports By Trustee. (a) Within sixty (60) days after September 15 of each year commencing with the year 2005, the Trustee shall transmit to holders of Debentures such reports dated as of September 15 of the year in which such reports are made concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. In the event that no events have occurred under the applicable sections of the Trust Indenture Act, the Trustee shall be under no duty or obligation to provide such reports.

      (b) A copy of such report shall, at the time of such transmission to holders of Debentures, be filed by the Trustee with each stock exchange and automated quotation system upon which the Debentures are listed and with the Company. The Company will promptly notify the Trustee in writing when the Debentures are listed on any stock exchange or automated quotation system or delisted therefrom.

      Section 7.04. Reports by Company. The Company shall file with the Trustee (and the Commission if at any time after the Indenture becomes qualified under the Trust Indenture Act), and transmit, or cause the Trustee to transmit, to holders of Debentures, such information, documents and other reports and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act, whether or not the Debentures are governed by such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within fifteen (15) days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificates).

                                    ARTICLE 8
      REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS ON AN EVENT OF DEFAULT

      Section 8.01. Events Of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

      (a) default in the payment of the principal of any of the Debentures as and when the same shall become due and payable either at maturity or in connection with any redemption or repurchase, by acceleration or otherwise; or

      (b) default in the Company's obligation to deliver Common Stock, cash or other property following the exercise by the holder of the Debentures of the right to convert such Debentures pursuant to and in accordance with Article 17 and continuance of such default for a period of ten (10) days; or

      (c) default in the Company's obligation to deliver the Additional Shares, if any, when due upon conversion or repurchase of the Debentures and continuance of such default for a period of ten (10) days; or

      (d) default in the payment of any installment of Interest or Additional Amounts upon any of the Debentures as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or

      (e) default in the Company's obligation to provide a Designated Event Notice as provided in Section 3.05; or

      (f) [Reserved.];

      (g) default in the payment of Indebtedness for borrowed money, when due at stated maturity or upon acceleration after the expiration of any applicable grace period, by the Company or any Subsidiary of the Company, where the aggregate principal amount with respect to which the default has occurred exceeds $20,000,000 and such indebtedness has not been discharged or such acceleration has not been rescinded or annulled within a period of thirty (30) days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04; or

      (h) any final judgments or decree for the payment of money aggregating in excess of $20,000,000 is entered against the Company, or any Subsidiary of the Company and such judgment or decree is not paid, discharged or stayed for a period of sixty (60) days after such final judgment or decree is required to be paid; or

      (i) default in the performance by the Company or any Subsidiary Guarantor of any other of the covenants or agreements on the part of the Company in the Debentures or in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this Section 8.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or the Company and the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04; or

      (j) (1) a Subsidiary Guarantee of a Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X ("SIGNIFICANT SUBSIDIARY") ceases to be in full force and effect (other than in accordance with the terms of the Indenture) or is declared to be null and void and unenforceable, (2) the Subsidiary Guarantee of a Significant Subsidiary is found to be invalid, or (3) a Subsidiary Guarantor that is a Significant Subsidiary denies its liability under its Subsidiary Guarantee (other than by reason of release of the Subsidiary Guarantor in accordance with the terms of the Indenture); provided, however, that an Event of Default will also be deemed to occur with respect to Subsidiary Guarantors that are not Significant Subsidiaries ("INSIGNIFICANT SUBSIDIARIES") if (A) the Subsidiary Guarantees of such Insignificant Subsidiaries cease to be in full force and effect (other than in accordance with the terms of the Indenture) or are declared to be null and void and unenforceable, (B) the Subsidiary Guarantees of such Insignificant Subsidiaries are found to be invalid, or (C) such Insignificant Subsidiaries deny their liability under their Subsidiary Guarantees (other than by reason of release of the Subsidiary Guarantors in accordance with the terms of the Indenture), if, when aggregated and taken as a whole, those Insignificant Subsidiaries providing Subsidiary Guarantees on the Debentures would meet the definition of a Significant Subsidiary;

      (k) the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such entity or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of any such entity or any substantial part of the property of any such entity, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against any such entity, or shall make a general assignment for the benefit of creditors, or shall be unable to pay its debts as they become due; or

      (l) an involuntary case or other proceeding shall be commenced against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary seeking liquidation, reorganization or other relief with respect to any such entity or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of any such entity or any substantial part of the property of any such entity, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

then, and in each and every such case (other than an Event of Default specified in Section 8.01(k) or Section 8.01(l)), unless the principal of all of the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding hereunder determined in accordance with
Section 10.04, by notice in writing to the Company (and to the Trustee if given by Debentureholders), may declare the principal of all the Debentures and the Interest and Additional Amounts, if any, accrued and unpaid thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debentures contained to the contrary notwithstanding. If an Event of Default specified in Section 8.01(k) or 8.01(l) occurs, the principal of all the Debentures and the Interest and Additional Amounts, if any, accrued and unpaid thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest and Additional Amounts, if any, upon all Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest on overdue installments of Interest and Additional Amounts, if any, (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Debentures, to the date of such payment or deposit) and amounts due to the Trustee pursuant to Section 9.06, and if any and all defaults under this Indenture, other than the nonpayment of principal of and accrued and unpaid Interest and Additional Amounts, if any, on

Debentures that shall have become due by acceleration, shall have been cured or waived pursuant to Section 8.07, then and in every such case the holders of a majority in aggregate principal amount of the Debentures then Outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.

      In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Debentures, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Debentures, and the Trustee shall continue as though no such proceeding had been taken.

      Section 8.02. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of Interest or Additional Amounts upon any of the Debentures as and when the same shall become due and payable, and such default shall have continued for a period of thirty (30) days, or (b) in case default shall be made in the payment of the principal of any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption or repurchase, by acceleration or otherwise, then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have become due and payable on all such Debentures for principal, Interest and Additional Amounts, if any, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of Interest and Additional Amounts, if any, at the rate borne by the Debentures and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other amounts due the Trustee under Section 9.06. Until such demand by the Trustee, the Company may pay the principal of and Interest and Additional Amounts, if any, on the Debentures to the registered holders, whether or not the Debentures are overdue.

      In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered, at the written direction of the holders of a majority in aggregate principal amount of the Debentures then outstanding, to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the monies adjudged or decreed to be payable.

      In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company, any Subsidiary Guarantor or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, such Subsidiary Guarantor or such other obligor, the property of the Company, such Subsidiary Guarantor or such other obligor, or in the case of any other judicial proceedings relative to the Company, such Subsidiary Guarantor or such other obligor upon the Debentures, or to the creditors or property of the Company, such Subsidiary Guarantor or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 8.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, Interest and Additional Amounts, if any, owing and unpaid in respect of the Debentures, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders allowed in such judicial proceedings relative to the Company, any Subsidiary Guarantor or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 9.06, and to take any other action with respect to such claims, including participating as a member of any official committee of creditors, as it reasonably deems necessary or advisable, and, unless prohibited by law or applicable regulations, and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Debentureholders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Debentureholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including reasonable counsel fees and expenses incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the holders of the Debentures may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

      All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Debentures.

      In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceedings.

      Section 8.03. Application of Monies Collected By Trustee. Any monies collected by the Trustee pursuant to this Article 8 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

      FIRST: To the payment of all amounts due the Trustee under Section 9.06;

      SECOND: Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall not have become due and be unpaid, to the payment of Interest and Additional Amounts, if any, on the Debentures in default in the order of the maturity of the installments of such Interest and Additional Amounts, if any, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of Interest and Additional Amounts, if any, at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

      THIRD: Subject to the provisions of Article 4, in case the principal of the Outstanding Debentures shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount then owing and unpaid upon the Debentures for principal, Interest and Additional Amounts, if any, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of Interest and Additional Amounts, if any, at the rate borne by the Debentures, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal, Interest and Additional Amounts, if any, without preference or priority of principal over Interest or Additional Amounts, if any, or of Interest over principal or Additional Amounts, if any, or Additional Amounts, if any, over principal or Interest, or of any installment of Interest over any other installment of Interest, or of any installment of Additional Amounts over any other installment of Additional Amounts, or of

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

any Debenture over any other Debenture, ratably to the aggregate of such principal and accrued and unpaid Interest and Additional Amounts, if any; and

      FOURTH: Subject to the provisions of Article 4, to the payment of the remainder, if any, to the Company or as a court shall direct in writing.

      Section 8.04. Proceedings by Debentureholder. No holder of any Debenture shall have any right by virtue of or by reference to any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, (ii) holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable security or indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, (iii) no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.07 during the sixty (60) day period after its receipt of such notice, request and offer of indemnity, and (iv) the Trustee for such sixty (60) day period shall have failed to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by the taker and holder of every Debenture with every other taker and holder and the Trustee, that no one or more holders of Debentures shall have any right in any manner whatever by virtue of or by reference to any provision of this Indenture to affect, disturb or prejudice the rights of any other holder of Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of Debentures (except as otherwise provided herein). For the protection and enforcement of this Section 8.04, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Notwithstanding any other provision of this Indenture and any provision of any Debenture, the right of any holder of any Debenture to receive payment of the principal of (including the redemption price or repurchase price upon redemption or repurchase pursuant to Article 3), and accrued and unpaid Interest and Additional Amounts, if any, on such Debenture, on or after the respective due dates expressed in such Debenture or in the event of redemption or repurchase, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall be unconditional and shall not be impaired or affected without the consent of such holder.

      Anything in this Indenture or the Debentures to the contrary notwithstanding, the holder of any Debenture, without the consent of either the

Trustee or the holder of any other Debenture, on its own behalf and for its own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, its rights of conversion as provided herein.

      Section 8.05. Proceedings By Trustee. In case of an Event of Default, the Trustee may, in its discretion, proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

      Section 8.06. Remedies Cumulative And Continuing. Except as provided in
Section 2.06, all powers and remedies given by this Article 8 to the Trustee or to the Debentureholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any default or Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or any acquiescence therein, and, subject to the provisions of Section 8.04, every power and remedy given by this Article 8 or by law to the Trustee or to the Debentureholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debentureholders.

      Section 8.07. Direction of Proceedings and Waiver of Defaults By Majority of Debentureholders. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section
10.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that (a) such direction shall not be in conflict with any rule of law or with this Indenture, (b) the Trustee may take any other action that is not inconsistent with such direction, (c) the Trustee may decline to take any action that would benefit some Debentureholder to the detriment of other Debentureholders and (d) the Trustee may decline to take any action that would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04 may, on behalf of the holders of all of the Debentures, waive any past default or Event of Default hereunder and its consequences except (u) a default in the payment of Interest on, Additional Amounts, if any, on, or the principal of, the Debentures, (v) a failure by the Company to convert any Debentures pursuant to Article 17, (w) a default in the payment of the redemption price pursuant to Article 3, (x) a default in the payment of the repurchase price pursuant to Article 3, (y) a default in the delivery

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of the Additional Shares, if any, when due; or (z) a default in respect of a covenant or provisions hereof that under Article 12 cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby. Upon any such waiver, the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 8.07, said default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default.

      Section 8.08. Notice of Defaults. The Trustee shall, within ninety (90) days after a Responsible Officer of the Trustee has knowledge of the occurrence of a default, mail to all Debentureholders, as the names and addresses of such holders appear upon the Debenture Register, notice of all defaults known to a Responsible Officer, unless such defaults shall have been cured or waived before the giving of such notice; provided that except in the case of default in the payment of the principal of, Interest on, Additional amounts, if any, on, or the delivery of Additional Shares, if any, with respect to, the Debentures, the Trustee shall be protected in withholding such notice if and so long as a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Debentureholders.

      Section 8.09. Undertaking To Pay Costs. All parties to this Indenture agree, and each holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this
Section 8.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debentureholder, or group of Debentureholders, holding in the aggregate more than ten percent (10%) in principal amount of the Debentures at the time Outstanding determined in accordance with Section 10.04, or to any suit instituted by any Debentureholder for the enforcement of the payment of the principal of, Interest on, or Additional Amounts, if any, on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 17.

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                                    ARTICLE 9
                                   THE TRUSTEE

      Section 9.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

      No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

      (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

            (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

            (ii) in the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

      (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless the Trustee was negligent in ascertaining the pertinent facts;

      (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding determined as provided in Section 10.04 relating to the time, method and place of conducting any proceeding for any remedy available to the

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Trustee, or exercising any trust or power conferred upon the Trustee, under this
Indenture;

      (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

      (e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any paying agent or any records maintained by any co-registrar with respect to the Debentures;

      (f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred; and

      (g) the Trustee shall not be deemed to have knowledge of any default or Event of Default hereunder unless it shall have been notified in writing of such default or Event of Default by the Company or the holders of at least 10% in aggregate principal amount of the Debentures.

      None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      Section 9.02. Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 9.01:

      (a) the Trustee may conclusively rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon or other paper or document (whether in its original or facsimile form) believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

      (c) the Trustee may consult with counsel of its own selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

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

      (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debentureholders pursuant to the provisions of this Indenture, unless such Debentureholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

      (e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

      (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder;

      (g) the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

      (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

      (i) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded; and

      (j) any permissive right or authority granted to the Trustee shall not be construed as a mandatory duty.

      Section 9.03 . No Responsibility For Recitals, Etc. The recitals contained herein and in the Debentures (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the

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

Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

      Section 9.04. Trustee, Paying Agents, Conversion Agents or Registrar May Own Debentures. The Trustee, any paying agent, any conversion agent or Debenture Registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures with the same rights it would have if it were not Trustee, paying agent, conversion agent or Debenture Registrar.

      Section 9.05. Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed in writing from time to time by the Company and the Trustee.

      Section 9.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to from time to time in writing between the Company and the Trustee, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as may be attributable to its own negligence, willful misconduct, recklessness or bad faith. The Company also covenants to indemnify the Trustee and any predecessor Trustee (or any officer, director or employee of the Trustee), in any capacity under this Indenture and its agents and any authenticating agent for, and to hold them harmless against, any and all loss, liability, damage, claim or expense including taxes (other than franchise taxes and taxes based on the income of the Trustee) incurred without negligence, willful misconduct, recklessness or bad faith on the part of the Trustee or such officers, directors, employees and agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, any holder or any other Person) of liability in connection with the exercise or performance of any of its or their powers or duties hereunder. If the Company fails to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances under this
Section 9.06, the Trustee's claim shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the

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

holders of particular Debentures. The obligation of the Company under this Section shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

      When the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 8.01(k) or Section 8.01(l) with respect to the Company occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

      Section 9.07. Officers' Certificate As Evidence. Except as otherwise provided in Section 9.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of bad faith or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee.

      Section 9.08. Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

      Section 9.09. Eligibility of Trustee. There shall at all times be a Trustee hereunder that shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 (or if such Person is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of at least $50,000,000). If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 9.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      Section 9.10. Resignation or Removal of Trustee.

      (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and to the holders of Debentures. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment sixty (60) days after

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

the mailing of such notice of resignation to the Debentureholders, the resigning Trustee may, upon ten (10) Business Days' notice to the Company and the Debentureholders, appoint a successor identified in such notice or may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or, if any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Section 8.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

      (b) In case at any time any of the following shall occur:

            (i) the Trustee shall fail to comply with Section 9.08 after written request therefor by the Company or by any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months; or

            (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.09 and shall fail to resign after written request therefor by the Company or by any such Debentureholder; or

            (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 8.09, any Debentureholder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee; provided that if no successor Trustee shall have been appointed and have accepted appointment sixty (60) days after either the Company or the Debentureholders has removed the Trustee, the Trustee so removed may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

      (c) The holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee

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unless, within ten (10) days after notice to the Company of such nomination, the
Company objects thereto, in which case the Trustee so removed or any Debentureholder, or if such Trustee so removed or any Debentureholder fails to act, the Company, upon the terms and conditions and otherwise as in Section 9.10(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

      (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.10 shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 9.11.

      (e) Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 9.06 shall continue for the benefit of the retiring Trustee.

      Section 9.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 9.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amount then due it pursuant to the provisions of Section 9.06, execute and deliver an instrument, provided to it and in a form satisfactory to such trustee, transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property and funds held or collected by such trustee as such, except for funds held in trust for the benefit of holders of particular Debentures, to secure any amounts then due it pursuant to the provisions of
Section 9.06.

      No successor trustee shall accept appointment as provided in this Section
9.11 unless, at the time of such acceptance, such successor trustee shall be qualified under the provisions of Section 9.08 and be eligible under the provisions of Section 9.09.

      Upon acceptance of appointment by a successor trustee as provided in this
Section 9.11, the Company (or the former trustee, at the written direction of the Company) shall mail or cause to be mailed notice of the succession of such trustee hereunder to the holders of Debentures at their addresses as they shall appear on the Debenture Register. If the Company fails to mail such notice within ten (10)

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

days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

      Section 9.12. Succession By Merger. Any corporation into which the
Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including any trust created by this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that in the case of any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, such corporation shall be qualified under the provisions of Section 9.08 and eligible under the provisions of Section 9.09.

      In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee or any authenticating agent appointed by such successor trustee may authenticate such Debentures in the name of the successor trustee; and in all such cases such certificates shall have the full force that is provided in the Debentures or in this Indenture; provided that the right to adopt the certificate of authentication of any predecessor Trustee or authenticate Debentures in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

      Section 9.13. Preferential Collection of Claims. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Debentures), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

      Section 9.14. Limitation Of Liability. It is understood by the parties hereto other than the The Bank of New York (the "BANK") that the sole recourse of the parties hereto other than the Bank in respect of the obligations of the Trustee hereunder and under the other documents contemplated thereby and related thereto to which it is a party shall be to the parties hereto and thereto other than the Bank. In addition, the Bank is entering into this Indenture and the other documents contemplated thereby and related thereto to which it is a party solely in its capacity as Trustee under the Indenture and not in its individual capacity (except as expressly stated herein) and in no case shall the Bank (or any Person acting as successor trustee under the Indenture) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Company hereunder or thereunder, all such

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liability, if any, being expressly waived by the parties hereto and any person claiming by, through or under such party, provided, however, that the Bank (or any such successor trustee) shall be personally liable hereunder and thereunder for its own negligence or willful misconduct or for its material breach of its covenants, representations and warranties contained herein or therein, to the extent expressly covenanted or made in its individual capacity. In no event shall the Trustee, in its capacity as paying agent, Debenture Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee has been advised of the possibility thereof and regardless of the form of action in which such damages are sought. The provisions of this Section shall survive the termination of the Indenture and the resignation or removal of the Trustee.

                                   ARTICLE 10
                              THE DEBENTUREHOLDERS

      Section 10.01. Action By Debentureholders. Whenever in this Indenture it is provided that the holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Debentureholders in person or by agent or proxy appointed in writing, or (b) by the record of the holders of Debentures voting in favor thereof at any meeting of Debentureholders duly called and held in accordance with the provisions of
Article 11, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Debentureholders. Whenever the Company or the Trustee solicits the taking of any action by the holders of the Debentures, the Company or the Trustee may fix in advance of such solicitation, a date as the record date for determining holders entitled to take such action. The record date shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

      Section 10.02. Proof of Execution by Debentureholders. Subject to the provisions of Sections 9.01, 9.02 and 11.05, proof of the execution of any instrument by a Debentureholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture Registrar.

      The record of any Debentureholders' meeting shall be proved in the manner provided in Section 11.06.

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      Section 10.03. Who Are Deemed Absolute Owners. The Company, the Trustee,
any paying agent, any conversion agent and any Debenture Registrar may deem the Person in whose name such Debenture shall be registered upon the Debenture Register to be, and may treat it as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Debenture Registrar) for the purpose of receiving payment of or on account of the principal of, Interest on, and Additional Amounts, if any, on, such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any authenticating agent nor any paying agent nor any conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All such payments so made to any holder for the time being, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Debenture.

      Section 10.04. Company-Owned Debentures Disregarded. In determining whether the holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures that are owned by the Company or any other obligor on the Debentures or any Affiliate of the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action, only Debentures that a Responsible Officer knows are so owned shall be so disregarded. Debentures so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 10.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company, any other obligor on the Debentures or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debentures, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Debentures not listed therein are Outstanding for the purpose of any such determination.

      Section 10.05. Revocation Of Consents, Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 10.01, of the taking of any action by the holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and

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upon proof of holding as provided in Section 10.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.

                                   ARTICLE 11
                          MEETINGS OF DEBENTUREHOLDERS

      Section 11.01. Purpose Of Meetings. A meeting of Debentureholders may be called at any time and from time to time pursuant to the provisions of this
Article 11 for any of the following purposes:

            (1) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Debentureholders pursuant to any of the provisions of Article 8;

            (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 9;

            (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 12.02; or

            (4) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Debentures under any other provision of this Indenture or under applicable law.

      Section 11.02. Call Of Meetings By Trustee. The Trustee may at any time call a meeting of Debentureholders to take any action specified in Section 11.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Debentureholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 10.01, shall be mailed to holders of Debentures at their addresses as they shall appear on the Debenture Register. Such notice shall also be mailed to the Company. Such notices shall be mailed not less than twenty (20) nor more than ninety (90) days prior to the date fixed for the meeting.

      Any meeting of Debentureholders shall be valid without notice if the holders of all Debentures then Outstanding are present in person or by proxy or if notice is waived before or after the meeting by the holders of all Debentures

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

Outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

      Section 11.03. Call Of Meetings By Company Or Debentureholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the holders of at least ten percent (10%) in aggregate principal amount of the Debentures then Outstanding, shall have requested the Trustee to call a meeting of Debentureholders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within twenty (20) days after receipt of such request, then the Company or such Debentureholders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 11.01, by mailing notice thereof as provided in Section 11.02.

      Section 11.04. Qualifications For Voting. To be entitled to vote at any meeting of Debentureholders a person shall (a) be a holder of one or more Debentures on the record date pertaining to such meeting or (b) be a person appointed by an instrument in writing as proxy by a holder of one or more Debentures on the record date pertaining to such meeting. The only persons who shall be entitled to be present or to speak at any meeting of Debentureholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

      Section 11.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Debentureholders, in regard to proof of the holding of Debentures and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

      The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Debentureholders as provided in Section 11.03, in which case the Company or the Debentureholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Debentures represented at the meeting and entitled to vote at the meeting.

      Subject to the provisions of Section 10.04, at any meeting each Debentureholder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Debentures held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Debenture challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of

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Debentures held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Debentureholders. Any meeting of Debentureholders duly called pursuant to the provisions of Section 11.02 or
11.03 may be adjourned from time to time by the holders of a majority of the aggregate principal amount of Debentures represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

      Section 11.06. Voting. The vote upon any resolution submitted to any meeting of Debentureholders shall be by written ballot on which shall be subscribed the signatures of the holders of Debentures or of their representatives by proxy and the Outstanding principal amount of the Debentures held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Debentureholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 11.02. The record shall show the principal amount of the Debentures voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

      Any record so signed and verified shall be conclusive evidence of the matters therein stated.

      Section 11.07. No Delay Of Rights By Meeting. Nothing contained in this
Article 11 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Debentureholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Debentureholders under any of the provisions of this Indenture or of the Debentures.

                                   ARTICLE 12
                             SUPPLEMENTAL INDENTURES

      Section 12.01. Supplemental Indentures Without Consent of
Debentureholders. The Company and the Subsidiary Guarantors, when authorized by the resolutions of their Board of Directors, and the Trustee may,

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from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

      (a) make provision with respect to the conversion rights of the holders of Debentures pursuant to the requirements of Section 17.06;

      (b) subject to Article 4, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Debentures, any property, assets or securities;

      (c) to evidence the succession of another Person to the Company or any Subsidiary Guarantor, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or any Subsidiary Guarantor pursuant to Article 14;

      (d) to add to the covenants of the Company or any Subsidiary Guarantor such further covenants, restrictions or conditions (including, for the avoidance of doubt, restricting or surrendering the Company's right to deliver solely shares of Common Stock upon conversion of the Debentures in connection with a bankruptcy of the Company as set forth in Section 17.03) as the Board of Directors of the Company or any such Subsidiary Guarantor and the Trustee shall consider to be for the benefit of the holders of Debentures, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

      (e) to provide for the issuance under this Indenture of Debentures in coupon form (including Debentures registrable as to principal only) and to provide for exchangeability of such Debentures with the Debentures issued hereunder in fully registered form and to make all appropriate changes for such purpose;

      (f) to cure any ambiguity or omission or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture that shall not materially adversely affect the interests of the holders of the Debentures;

      (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Debentures;

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

      (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to comply with the requirements of the Commission or to effect or maintain the qualifications of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted;

      (i) make other changes to the Indenture or forms or terms of the Debentures, provided no such change individually or in the aggregate with all other such changes has or will have a material adverse effect on the interests of the Debentureholders;

      (j) conform any provision of the Indenture to the "Description of the Debentures" section of the Offering Memorandum; or

      (k) to reflect the release of a Subsidiary Guarantor from its obligations with respect to its Subsidiary Guarantee in accordance with the provisions of
Section 5.04 and to add a Subsidiary Guarantor pursuant to the requirements of Sections 5.04 and 6.10.

      Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors of the Company certified by its Secretary or Assistant Secretary authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and any Subsidiary Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Any supplemental indenture authorized by the provisions of this Section
12.01 may be executed by the Company, any Subsidiary Guarantor and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 12.02.

      Notwithstanding any other provision of the Indenture or the Debentures, the Registration Rights Agreement and the obligation to pay Additional Amounts thereunder may be amended, modified or waived only in accordance with the provisions of the Registration Rights Agreement.

      Section 12.02. Supplemental Indenture With Consent Of Debentureholders. With the consent (evidenced as provided in Article 10) of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company and the Subsidiary Guarantors, when authorized by the resolutions of their Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any

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

supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided that, without the consent of the holders of all Debentures then Outstanding, no such supplemental indenture shall (a) extend the fixed maturity of any Debenture, (b) reduce the rate or extend the time for payment of Interest or Additional Amounts thereon, (c) reduce the principal amount thereof, (d) reduce any amount payable upon redemption or repurchase thereof, (e) change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the holders of the Debentures, (f) change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the holders of the Debentures, (g) reduce the amount of the Additional Shares or otherwise impair the right of a holder to receive the Additional Shares due on any Debenture, (h) change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of the Debentures, (i) impair the right of any Debenture holder to institute suit for the payment thereof, (j) make the principal thereof, Interest thereon, or Additional Amounts thereon, payable in any coin or currency other than that provided in the Debentures, (k) impair the right of any Debentureholder to convert any Debenture or reduce the amount of cash, the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, (l) reduce the quorum or voting requirements set forth in Article 11, (m) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture, (n) modify any of the provisions of
Section 12.02 or Section 8.07, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected or (o) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture.

      Notwithstanding the foregoing, with the consent of the holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding, the Company and the Subsidiary Guarantors, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of modifying Section 17.02 such that, from and after the date of such modification or amendment, the Company shall have the ability to satisfy the Principal Return upon conversion of a Debenture in cash, Common Stock or any combination thereof; provided, however, that the Company may, without the consent of the holders, (i) increase the percentage of such holders required to approve the amendment or modification set forth in this paragraph or (ii) eliminate the Company's right to implement any such amendment or modification.

      In addition, the provisions of Article 4 may not be amended or modified in a manner adverse to the holders of the Debentures without the consent of the holders of at least 75% in aggregate principal amount of the Debentures then-Outstanding. Notwithstanding the foregoing, no amendment or modification of the Indenture may occur that amends or modifies, or otherwise adversely affects

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

the rights of the holders of Senior Indebtedness under Article 4, without the prior written consent of the holders of such Senior Indebtedness or the agent therefor acting on their behalf.

      Upon the written request of the Company, accompanied by a copy of the resolutions of the Board of Directors of the Company certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Debentureholders as aforesaid, the Trustee shall join with the Company and any Subsidiary Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

      It shall not be necessary for the consent of the Debentureholders under this Section 12.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

      Section 12.03. Effect Of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article 12 shall comply with the Trust Indenture Act, as then in effect, provided that this Section
12.03 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 12, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Subsidiary Guarantors and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

      Section 12.04. Notation On Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 12 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Company's Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company's expense, be prepared and executed by the Company, authenticated by

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

the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 18.10) and delivered in exchange for the Debentures then Outstanding, upon surrender of such Debentures then Outstanding.

      Section 12.05. Evidence Of Compliance Of Supplemental Indenture To Be Furnished To Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers' Certificate and an Opinion of Counsel providing or stating that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 12 and is otherwise authorized or permitted by this Indenture and that all conditions precedent thereto have been complied with.

                                   ARTICLE 13
                                   [RESERVED.]

                                   ARTICLE 14
                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

      Section 14.01. Consolidation On Certain Terms. Subject to the provisions of Section 14.03, the Company may not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

            (i) either (a) the Company is the surviving corporation, or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States of America, any state thereof or the District of Columbia;

            (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company or of any such Restricted Subsidiary, as the case may be, under the Debentures and this Indenture by supplemental indenture satisfactory in form and substance to the Trustee; provided that this clause (ii) shall not apply to any person that becomes subject to the obligations of the Company under the Debentures and Indenture by operation of law; and

            (iii) immediately after giving effect to the transaction described above, no Event of Default, and no event that, after notice or lapse of time

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

      or both, would become an Event of Default, shall have happened and be continuing.

      The Company shall not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

      Section 14.02. Successor To Be Substituted. Upon any such consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries in a transaction that complies with Section 14.01 hereof, upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the obligations of Company or of any Restricted Subsidiary, as the case may be, under the Debentures and this Indenture, such successor Person shall succeed to and be substituted for the Company or such Restricted Subsidiary, with the same effect as if it had been named herein as the party of this first part, and the Company or such Restricted Subsidiary, as the case may be, shall be relieved of all further obligations under the Debentures and this Indenture. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or the Restricted Subsidiary, as the case may be, any or all of the Debentures or Subsidiary Guarantees, as the case may be, issuable hereunder that theretofore shall not have been signed by the Company or such Restricted Subsidiary and delivered to the Trustee; and, upon the order of such successor Person instead of the Company or such Restricted Subsidiary and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Debentures and Subsidiary Guarantees that previously shall have been signed and delivered by the officers of the Company or such Restricted Subsidiary to the Trustee for authentication, and any Debentures and Subsidiary Guarantees that such successor Person thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures and Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures and Subsidiary Guarantees theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures and Subsidiary Guarantees had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, the Person named as the "COMPANY" in the first paragraph of this Indenture, or as Subsidiary Guarantor on the signature page hereto, as the case may be, or any successor that shall thereafter have become such in the manner prescribed in this Article 14 may be dissolved, wound up and liquidated at any time thereafter and such Person shall be released from its liabilities as obligor and maker or Subsidiary Guarantor, as the case may be, of the Debentures and from its obligations under this Indenture.

      In case of any such consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition, such changes in phraseology and form

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

(but not in substance) may be made in the Debentures and Subsidiary Guarantees thereafter to be issued as may be appropriate.

      Section 14.03. Opinion Of Counsel To Be Given Trustee. The Trustee shall receive, at or prior to the time of such transaction's effectiveness, an Officers' Certificate and an Opinion of Counsel providing that any such consolidation or merger, or any sale, assignment, transfer, conveyance or other disposition of all or substantially all the assets of the Company and its Restricted Subsidiaries and any such assumption complies with the provisions of this Article 14.

                                   ARTICLE 15
                                   [RESERVED.]

                                   ARTICLE 16
         IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

      Section 16.01. Indenture And Debentures Solely Corporate Obligations. No recourse for the payment of the principal of, Interest on, or Additional Amounts, if any, on, any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture or in any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or Subsidiary Guarantor, as the case may be, or of any successor corporation, either directly or through the Company, any Subsidiary Guarantor or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Debentures and Subsidiary Guarantees.

                                   ARTICLE 17
                            CONVERSION OF DEBENTURES

      Section 17.01. Right To Convert. (a) Subject to and in accordance with the provisions of this Indenture, prior to the close of business on the Business Day immediately preceding March 15, 2025, the holder of any Debenture shall have the right, at such holder's option, to convert the principal amount of the Debenture, or any portion of such principal amount that is a multiple of $1,000, into cash and fully paid and shares of Common Stock, if any, at a rate (the

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"CONVERSION RATE") equivalent to 18.4493 shares of Common Stock (subject to adjustment as provided in this Indenture) per $1,000 principal amount Debenture under any of the following circumstances (the "CONVERSION OBLIGATION"):

            (i) during any Fiscal Quarter (but only during such Fiscal Quarter) commencing after June 30, 2005, if the Closing Price of the Common Stock exceeds 130% of the Conversion Price then in effect for at least twenty
      (20) Trading Days in the thirty (30) consecutive Trading Day period ending on the last Trading Day of the immediately preceding Fiscal Quarter (it being understood for purposes of this Section 17.01(a)(i) that the Conversion Price in effect at the close of business on each of the thirty
      (30) consecutive Trading Days should be used);

            (ii) during the five Business Day period immediately following any five consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of the Debentures for each day of the Measurement Period was less than 95% of the product of the Closing Price of the Common Stock and the Conversion Rate then in effect (as determined following the provision by a Debentureholder of reasonable evidence that such condition has occurred in accordance with the procedures described below); provided, however, that the Debentures shall not be convertible pursuant to this clause (ii) if on any Trading Day during the Measurement Period the Closing Price of the Common Stock was between 100% and 130% of the then current Conversion Price;

            (iii) if the Debentures have been called for redemption, at any time on or after the date the notice of redemption has been given until the close of business on the Business Day immediately preceding the redemption date;

            (iv) as provided in Section 17.01(b); and

            (v) as provided in Section 17.01(c).

      The Company (or other conversion agent appointed by the Company) shall determine on a daily basis during the time period specified in Section 17.01(a)(i) whether the Debentures shall be convertible as a result of the occurrence of an event specified in clause (i) above. Whenever the Debentures shall become convertible pursuant to this Section 17.01, the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 18.03, and the Company shall also publicly announce such information and publish such information on the Company's web site or through such other public medium as the Company shall use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.

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      The Trustee (or other conversion agent appointed by the Company) shall have no obligation to determine the Trading Price under Section 17.01(a)(ii) unless the Company has requested such a determination, and the Company shall have no obligation to make such request unless a holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of Debentures would be less than 95% of the product of the Closing Price of the Common Stock and the Conversion Rate then in effect. If such evidence is provided, the Company shall instruct the Trustee (or other conversion agent) to determine at the expense of the Company the Trading Price of the Debentures beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Debentures is greater than or equal to 95% of the product of the Closing Price of the Common Stock and the Conversion Rate then in effect; provided that the Trustee shall be under no duty or obligation to make the calculations described in Section 17.01(a)(ii) hereof or to determine whether the Debentures are convertible pursuant to such section. For the avoidance of doubt, the Company shall make the calculations described in
Section 17.01(a)(ii), using the Trading Price provided by the Trustee.

      The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee's duties and obligations pursuant to Section 17.01(a)(ii) hereof (including without limitation the determination of the Conversion Rate, the Closing Prices of the Common Stock and the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 17.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 17.01(a) hereof.

      (b) In addition, if:

            (i) (A) the Company distributes to all holders of its Common Stock rights, warrants or options entitling them (for a period expiring within forty-five (45) days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Prices of the Common Stock for the ten (10) Trading Days immediately preceding, but not including, the declaration date for such distribution, or (B) the Company distributes to all holders of its Common Stock, assets, debt securities or rights to purchase its securities (other than the rights, warrants or options referred to in clause (A) above), where the Fair Market Value of such distribution per share of Common Stock exceeds 10% of the Closing Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Debentures may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than twenty
      (20) days prior to the Ex-Dividend Time for such distribution, until the earlier

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      of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Time or the date the Company publicly announces that such distribution will not take place; provided that no adjustment to the Conversion Rate will be made nor will a holder of a Debenture be able to convert pursuant to this Section 17.01(b) if such holder will otherwise participate in such distribution without conversion; or

            (ii) the Company consolidates with or merges with or into another Person or is a party to a binding share exchange, in each case pursuant to which the Common Stock is converted into cash, securities or other property, then the Debentures may be surrendered for conversion at any time from and after the date fifteen (15) days prior to the anticipated effective date of the transaction and ending on and including the date fifteen (15) days after the consummation of the transaction, unless such transaction occurs on or prior to March 20, 2010 and also constitutes a Make Whole Event (in which case the Debentures will be convertible in accordance with Section 17.01(c)). The Company shall notify holders and the Trustee (whether or not such transaction also constitutes a Make Whole Event) at the same time the Company publicly announces such transaction (but in no event less than 15 days prior to the effective date of such transaction). Following the effective date of such transaction, the right to convert the Debentures at the Conversion Rate, and the settlement thereof, shall be modified as set forth under Section 17.06.

      "EX-DIVIDEND TIME" means, with respect to any distribution on shares of Common Stock, the first date on which the shares of Common Stock trade regular way on the principal securities market on which the shares of Common Stock are then traded without the right to receive such distribution.

      (c) (i) In the event that a Make Whole Event occurs on or prior to March 20, 2010, the Company must provide notice of the anticipated effective date of such Make Whole Event to the holders of Debentures and to the Trustee on a date (the "EFFECTIVE DATE NOTICE") that is at least ten (10) Trading Days prior to such anticipated effective date. The Company shall also provide notice to the holders of Debentures and to the Trustee that such Make Whole Event has become effective within 15 days after such effective date. A holder may surrender Debentures for conversion pursuant to Section 17.01(c) at any time during the period from the opening of business on the date the Company provides the Effective Date Notice until the Designated Event Repurchase Date relating to such Make Whole Event. The Effective Date Notice will specify whether the Company made the election set forth in Section 17.01(d) hereof.

            (ii) If and only to the extent a holder timely elects to convert Debentures in connection with a Make Whole Event that occurs prior to March 20, 2010, the Conversion Rate for such converting holder shall be

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      increased by an additional number of shares of Common Stock (the
      "ADDITIONAL SHARES") as described below.

      The number of Additional Shares issuable in connection with the conversion of Debentures as described in the immediately preceding paragraph shall be determined by reference to the table attached as Schedule A to this Indenture, based on the effective date of such Make Whole Event (the "EFFECTIVE DATE") and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the next higher and next lower Stock Price amounts and the two nearest Effective Dates, as applicable, based on a 365-day year; provided further that if the Stock Price is above $130.00 per share of Common Stock (subject to adjustment), no Additional Shares will be added to the Conversion Rate; and provided that if the Stock Price is below $40.15 per share (subject to adjustment), no Additional Shares will be added to the Conversion Rate.

      The Stock Prices set forth in the first row of the table in Schedule A to this Indenture shall be adjusted as of any date on which the Conversion Rate of the Debentures is adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares within the table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 17.05 (other than by operation of an adjustment to the Conversion Rate by adding Additional Shares).

      Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion exceed 24.9066 shares per $1,000 principal amount of Debentures, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 17.05.

      The Additional Shares will be delivered to holders who elect to convert their Debentures on the later of (1) the fifth business day following the Effective Date and (2) the Conversion Settlement Date.

      Any conversion of Debentures in connection with a Make Whole Event as provided in this subsection, and the settlement thereof, shall be as set forth in Section 17.06.

      (d) Notwithstanding the foregoing, and in lieu of adjusting the Conversion Rate as set forth in Section 17.01(c), in the case of a Public Acquirer Change of Control, the Company may elect that, from and after the Effective Date of such Public Acquirer Change of Control, the right to convert a Debenture will

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be changed into a right to convert a Debenture into a number of shares of
Acquirer Common Stock specified below. The Conversion Rate following the Effective Date of such Public Acquirer Change of Control shall be a number of shares of Acquirer Common Stock equal to the product of:

            (i) the Conversion Rate in effect immediately prior to the Effective Date of such Public Acquirer Change of Control, times

            (ii) the average of the quotients obtained, for each Trading Day in the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Effective Date of such Public Acquirer Change of Control (the "VALUATION PERIOD"), of:

                  (A) the Acquisition Value of Common Stock on each such Trading
            Day in the Valuation Period, divided by

                  (B) the Closing Price of the Acquirer Common Stock on each such Trading Day in the Valuation Period.

      After an adjustment of the Conversion Rate in connection with a Public Acquirer Change of Control, the Conversion Rate will be subject to further similar adjustments in the event that any of the events described in Section
17.05 or Section 17.06 occur thereafter.

      (e) A Debenture in respect of which a holder is electing to exercise its option to require repurchase upon a Designated Event pursuant to Section 3.05 or repurchase pursuant to Section 3.06 may be converted only if such holder withdraws its election in accordance with Section 3.05(d) or Section 3.08, respectively. A holder of Debentures is not entitled to any rights of a holder of Common Stock until such holder has received the Common Stock, if any, due to it upon conversion of the Debentures, and only to the extent such Debentures are deemed to have been converted into Common Stock under this Article 17.

      Section 17.02. Conversion Procedures. (a) Upon conversion of any Debenture, subject to this Section 17.02, Section 17.01(c) and Section 17.06, the Company shall satisfy the Conversion Obligation with respect to such Debenture by payment and delivery of cash and, if applicable, shares of Common Stock, the aggregate value (the "CONVERSION VALUE") of which shall be equal to the product of:

            (i) (A) the aggregate principal amount of Debentures to be converted divided by 1,000, multiplied by (B) the then applicable Conversion Rate; and

            (ii) the average of the Closing Prices of Common Stock for each of the ten (10) consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the second Trading Day immediately

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

      following the day the Debentures are tendered for conversion (the "TEN DAY AVERAGE PRICE").

      (b) The Company shall deliver the Conversion Value to converting holders as follows:

            (i) an amount in cash (the "PRINCIPAL RETURN") equal to the lesser of (A) the Conversion Value of the Debentures to be converted and (B) the aggregate principal amount of the Debentures to be converted;

            (ii) if the Conversion Value of the Debentures to be converted is greater than the Principal Return, an amount in whole shares of Common Stock (the "NET SHARES"), determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the "NET SHARE AMOUNT"); and

            (iii) an amount in cash, in lieu of any fractional shares of Common Stock as set forth below.

      The number of Net Shares to be paid shall be determined by dividing the Net Share Amount by the Ten Day Average Price. Holders of Debentures will not receive fractional shares upon conversion of Debentures. In lieu of fractional shares, holders will receive cash for the value of the fractional shares, which cash payment shall be based on the Ten Day Average Price.

      The Conversion Value, Principal Return, number of Net Shares and Net Share Amount shall be determined by the Company at the end of the ten consecutive Trading Day period (the "CONVERSION DETERMINATION DATE") beginning on the second Trading Day immediately following the day the Debentures are tendered for conversion.

      If upon conversion of Debentures by any holder, the Company is not permitted to pay the Principal Return in cash due to the limitations imposed by the Senior Credit Agreement, the Company shall, within three Business Days of the relevant Conversion Date, provide notice to such converting holder and the Trustee that the Company is not permitted to pay such Principal Return due to the limitations imposed by the Senior Credit Agreement, and such holder shall have the option to revoke its notice of conversion during the three Business Day period following delivery of such notice.

      (c) Before any holder of a Debenture shall be entitled to convert the same as set forth above, such holder shall (1) in the case of Global Debentures, comply with the procedures of the Depositary in effect at that time and furnish appropriate endorsement and transfer documents, and (2) in the case of a Debenture issued in certificated form, surrender such Debentures, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the conversion agent, and give irrevocable written notice to the conversion agent in the form on the reverse of such

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

certificated Debenture (or a facsimile thereof) (a "NOTICE OF CONVERSION") at said office or place that such holder elects to convert the same and shall state in writing therein the principal amount of Debentures to be converted and the name or names (with addresses) in which such holder wishes the certificate or certificates for the Net Shares, if any, included upon settlement the Conversion Obligation, if any, to be registered. No Notice of Conversion with respect to any Debentures may be tendered by a holder thereof if such holder has also tendered a Repurchase Notice or Option to Elect Repurchase Upon a Designated Event and not validly withdrawn such Repurchase Notice or Option to Elect Repurchase Upon a Designated Event in accordance with Article 3.

      If more than one Debenture shall be surrendered for conversion at one time by the same holder, the Conversion Obligation with respect to such Debentures, if any, that shall be payable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted thereby) so surrendered.

      (d) A Debenture shall be deemed to have been converted immediately prior to the close of business on the date (the "CONVERSION DATE") that is the later of: (i) the date the holder has complied with the requirements set forth in clause (c) above or (ii) the Conversion Determination Date. Payment of the cash and Net Shares, if any, in satisfaction of the Conversion Obligation shall be made by the Company promptly following the Conversion Date, but in no event later than three Business Days thereafter (the "CONVERSION SETTLEMENT DATE") by paying, in cash, the Principal Return (together with any cash in lieu of fractional shares) to the holder of a Debenture surrendered for conversion, or such holder's nominee or nominees, and issue, or cause to be issued, and delivering to the conversion agent or to such holder, or such holder's nominee or nominees, certificates or a book-entry transfer through the Depositary for the number of full shares of Common Stock equal to the Net Shares, if any, to which such holder shall be entitled as part of such Conversion Obligation.

      (e) In case any Debenture shall be surrendered for partial conversion, the Company shall execute and, upon written direction of the Company, the Trustee shall authenticate and deliver to or upon the written order of the holder of the Debenture so surrendered, without charge to such holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debentures.

      (f) If a holder submits a Debenture for conversion, the Company shall pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of shares of Common Stock, if any, upon the conversion. However, the holder shall pay any such tax which is due because the holder requests any Net Shares to be issued in a name other than the holder's name. The Trustee may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder's name until the Trustee

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

receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

      (g) Upon the conversion of an interest in a Global Debenture, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Debenture as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Debentures effected through any conversion agent other than the Trustee.

      (h) No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this
Article 17. Upon conversion of a Debenture, except for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date, in which case the holder on such record date shall receive the Interest and Additional Amounts, if any, payable on such interest payment date, that portion of accrued and unpaid Interest and Additional Amounts, if any, on the converted Debenture attributable to the period from the most recent interest payment date (or, if no interest payment date has occurred, from the Issue Date) through the Conversion Date shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the Debenture being converted pursuant to the provisions hereof, and the Fair Market Value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid Interest and Additional Amounts, if any, accrued through the Conversion Date and the balance, if any, of such Fair Market Value of such Common Stock (and any such cash payment) shall be treated as issued in exchange for the principal amount of the Debenture being converted pursuant to the provisions hereof.

      (i) Debentures or portions thereof surrendered for conversion during the period from the close of business on any record date immediately preceding any interest payment date to the close of business on the Business Day immediately preceding such interest payment date shall be accompanied by payment to the Company or its order, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest and Additional Amounts, if any, payable on such interest payment date with respect to the principal amount of Debentures or portions thereof being surrendered for conversion; provided that no such payment need be made (1) if the Company has specified a redemption date that occurs after a record date but on or prior to the next interest payment date, (2) if the Company has specified a Designated Event Repurchase Date during such period or (3) to the extent of any overdue Interest or

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overdue Additional Amounts, if any overdue Interest or Additional Amounts exist on the Conversion Date with respect to the Debentures converted.

      (j) Notwithstanding the foregoing, if on any Conversion Date, the Company is required to pay Additional Amounts pursuant to the Registration Rights Agreement, the Conversion Rate on such date shall be multiplied by 1.03.

      (k) Notwithstanding the foregoing, no adjustment to the Conversion Rate will be made in connection with a merger, consolidation or other transaction effected solely for the purpose of changing the Company's jurisdiction of incorporation to any other state within the United States.

      Section 17.03. Conversion Obligation Upon a Bankruptcy. Notwithstanding the provisions of Section 17.02, if an event of bankruptcy involving the Company has occurred and is continuing, in lieu of delivering the Principal Return in cash and any Net Share Amount in shares of Common Stock, the Company will have the right to deliver the Conversion Value to holders in cash, shares of Common Stock or a combination of cash and shares of Common Stock at its option.

      Section 17.04. [Reserved].

      Section 17.05. Adjustment Of Conversion Rate. The Conversion Rate shall be adjusted from time to time (without duplication) by the Company as follows:

      (a) In case the Company shall hereafter pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution by a fraction,

            (i) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held

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

in the treasury of the Company. If any dividend or distribution of the type described in this Section 17.05(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (b) In case the Company shall issue rights, options or warrants to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within forty-five (45) days after the date fixed for determination of stockholders entitled to receive such rights, options or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Closing Prices of the Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights, options or warrants by a fraction,

            (i) the numerator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights, options or warrants plus the total number of additional shares of Common Stock offered for subscription or purchase, and

            (ii) the denominator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for determination of stockholders entitled to receive such rights, options or warrants plus the number of shares that the aggregate offering price of the total number of shares of Common Stock so offered would purchase at a price equal to the average of the Closing Prices of the Common Stock for the ten (10) Trading Days immediately preceding the declaration date for such distribution.

      Such adjustment shall be successively made whenever any such rights, options or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of stockholders entitled to receive such rights, options or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights, options or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price less than the average of the Closing Prices of the Common Stock for the ten (10)

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Trading Days immediately preceding the declaration date for such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.

      (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect immediately prior to the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

      (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company or evidences of its indebtedness, property or assets (including rights, options, warrants and other securities, but excluding any rights, options or warrants referred to in Section 17.05(b), and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 17.05(a)) (any of the foregoing hereinafter in this Section 17.05(d) called the "DISTRIBUTED PROPERTY"), then, in each such case the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the day immediately following the Record Date with respect to such distribution by a fraction,

            (i) the numerator of which shall be the Current Market Price on such Record Date; and

            (ii) the denominator of which shall be the Current Market Price on such Record Date less the Fair Market Value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a resolution of such Board of Directors) on the Record Date of the portion of the Distributed Property so distributed applicable to one share of Common Stock, such adjustment to become effective immediately after the opening of business on the day following such Record Date; provided that if the then Fair Market Value (as so determined) of the portion of the Distributed Property so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, upon any conversion of the Debentures thereafter, the provisions of Section 17.06 shall apply to such conversion mutatis mutandis; provided further that for such application, any references in such provisions to the "Exchange Property" shall be deemed references to a unit composed of (a) the number of shares of Common Stock equal to the Conversion Rate immediately prior to the relevant distribution and (b) the amount of Distributed Property such holder would have received had such holder held a number of shares of Common Stock equal to the Conversion Rate immediately prior to the relevant distribution. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors of the Company determines the Fair Market Value of any distribution for purposes of this
Section 17.05(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price on the applicable Record Date.

      Notwithstanding the foregoing, if the Distributed Property distributed by the Company to all holders of its Common Stock consist of capital stock of, or similar equity interests in, a Subsidiary or other business unit of the Company, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the day following the Record Date with respect to such distribution by a fraction,

            (i) the numerator of which shall be the sum of (A) the average of the Closing Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the date on which "ex-dividend trading" commences for such dividend or distribution on the New York Stock Exchange, the Nasdaq National Market or such other national or regional exchange or market on which such securities are then listed or quoted (the "EX-DIVIDEND DATE") plus (B) the average Closing Prices of the securities distributed in respect of each share of Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date; and

            (ii) the denominator of which shall be the average of the Closing Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date, such adjustment to become effective immediately after the opening of business on the day following such Record Date; provided that if (x) the average of the Closing Prices of the Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date minus (y) the average of the Closing Prices of the securities distributed in respect of each share Common Stock for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date is less than $1.00, then the adjustment provided by for by this paragraph shall not be made and in lieu thereof the provisions of the first paragraph of this
Section 17.05(d) shall apply to such distribution. In any case in which this paragraph is applicable, Section 17.05(a), Section 17.05(b) and the first paragraph of this Section 17.05(d) shall not be applicable.

      Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events ("TRIGGER EVENT"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 17.05 (and no adjustment to the Conversion Rate under this Section 17.05 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 17.05(d). If any such right or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, options or warrants with such rights (and a termination or expiration of the existing rights, options or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 17.05 was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

      Prior to the occurrence of any Triggering Event, no adjustment to the Conversion Rate shall be made pursuant to this Section 17.05(d) in respect of rights, options or warrants distributed to or deemed distributed upon the occurrence of such Triggering Event to the extent such rights, options or warrants

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are actually distributed, or reserved by the Company for distribution, to holders of Debentures upon conversion by such holders of Debentures into Common Stock.

      For purposes of this Section 17.05(d), Section 17.05(a) and Section 17.05(b), any dividend or distribution to which this Section 17.05(d) is applicable that also includes shares of Common Stock, or rights, options or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights, options or warrants (and any Conversion Rate adjustment required by this Section 17.05(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights, options or warrants (and any further Conversion Rate adjustment required by Sections 17.05(a) and 17.05(b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution", "the date fixed for the determination of stockholders entitled to receive such rights, options or warrants" and "the date fixed for such determination" within the meaning of Section 17.05(a) and 17.05(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" or "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 17.05(a).

      The reclassification of the Common Stock into securities including securities other than Common Stock (other than any reclassification upon an event to which Section 17.06 applies) shall be deemed to involve (a) a distribution of such securities other than the Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be the "Record Date" within the meaning of this Section 17.05(d)), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of Section 17.05(c)).

      (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the opening of business on the day following such Record Date by a fraction,

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            (i) the numerator of which shall be the Current Market Price on such
      Record Date; and

            (ii) the denominator of which shall be the Current Market Price on such Record Date less the amount of cash so distributed applicable to one share of Common Stock,

such adjustment to be effective immediately after the opening of business on the day following the Record Date; provided that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, upon any conversion of the Debentures thereafter, the provisions of
Section 17.06 shall apply to such conversion mutatis mutandis; provided further that for such application, any references in such provisions to the "Exchange Property" shall be deemed references to a unit composed of (a) the number of shares of Common Stock equal to the Conversion Rate immediately prior to the relevant distribution and (b) the amount of cash such holder would have received had such holder held a number of shares of Common Stock equal to the Conversion Rate immediately prior to the relevant distribution. Notwithstanding anything contained in this Section 17.05(e), in no event will the Conversion Rate exceed
24.9066 per $1,000 principal amount of the debentures (the "MAXIMUM CONVERSION RATE") as a result of an adjustment pursuant to this Section 17.05(e); provided, however, that the Maximum Conversion Rate is subject to adjustment in accordance with Sections 17.05(a), (b), (c), (d), and (f). If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

      (f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "EXPIRATION TIME") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

            (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as

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

      the "PURCHASED SHARES") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, and

            (ii) the denominator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price per share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately after the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

      (g) No adjustment in the Conversion Rate shall be made for any increase or decrease in the par value of the Common Stock, or a change in the par value of the Common Stock to no par value.

      (h) [Reserved.]

      (i) For purposes of this Section 17.05, the following terms shall have the meaning indicated:

            (i) "CURRENT MARKET PRICE" means the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on the earlier of the date of termination and the day before the "EX" date with respect to the distribution requiring such computation. For purpose of this paragraph, the term "EX" date, when used with respect to any distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such distribution.

      If another issuance, distribution, subdivision or combination to which
      Section 17.05 applies occurs during the period applicable for calculating "Current Market Price" pursuant to the definition in the preceding paragraph, "Current Market Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such issuance, distribution, subdivision or combination on the Closing Price of the Common Stock during such period.

            (ii) "FAIR MARKET VALUE" shall mean the amount that a willing buyer would pay a willing seller in an arm's-length transaction.

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            (iii) "RECORD DATE" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).

            (iv) "TRADING DAY" for any security shall mean (x) if the applicable security is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or another national securities exchange is open for business, or
      (y) if the applicable security is quoted on the Nasdaq National Market, a day on which trades may be made thereon, or (z) if the applicable security is not so listed, admitted for trading or quoted, any day other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

      (j) The Company may make such increases in the Conversion Rate, in addition to those required by Section 17.05(a), (b), (c), (d), (e) or (f) as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Notwithstanding the foregoing, in no event will the total number of shares of common stock issuable upon conversion exceed 24.9066 per $1,000 principal amount of the Debentures, subject to adjustments in the same manner as the Conversion Rate pursuant to Section 17.05.

      Whenever the Conversion Rate is increased pursuant to the preceding paragraph, the Company shall mail, or cause the Trustee to mail at the Company's expense, to holders of record of the Debentures a notice of the increase prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

      (k) All calculations under this Article 17 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or

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exchangeable securities. Interest will not accrue on any cash into which the
Debentures are convertible.

      (l) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers' Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail, or cause the Trustee to mail at the Company's expense, such notice of such adjustment of the Conversion Rate to the holder of each Debenture at his last address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

      (m) [Reserved.]

      (n) For purposes of this Section 17.05, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

      Section 17.06. Effect Of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination), (ii) any consolidation, merger or binding share exchange of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property, assets or cash with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of which holders of Common Stock shall be entitled to receive stock, securities, other property, assets or cash with respect to or in exchange for such Common Stock, then:

      (a) the Company and each Subsidiary Guarantor (or the successor or purchasing Person, as the case may be), shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing for the conversion and

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settlement of the Debentures as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance, the Exchange Property includes shares of stock, other securities, property or assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the holders of the Debentures as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors of the Company and practicable the provisions providing for the repurchase rights set forth in Article 3 herein.

      (b) Notwithstanding the provisions of Section 17.02(a), and subject to the provisions of Section 17.01, the Conversion Value with respect to each $1,000 principal amount of Debentures tendered for conversion on or after the second Trading Day immediately preceding the effective date of any such transaction, shall be calculated (as provided in clause (d) below) based on the kind and amount of stock, securities, other property, assets or cash received upon such reclassification, change, consolidation, merger, binding share exchange, sale or conveyance by a holder of Common Stock holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Conversion Rate (plus Additional Shares, to the extent that the holder is entitled to Additional Shares in accordance with Section 17.01(c) upon conversion) immediately prior to such transaction (the "EXCHANGE PROPERTY"), assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance (provided that, if the kind or amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised ("NON-ELECTING SHARE"), then for the purposes of this Section 17.06 the kind and amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

      (c) The Conversion Value in respect of any Debentures tendered for conversion on or after the second Trading Day immediately preceding the effective date of any such transaction shall be equal to the average of the daily values of the Exchange Property pertaining to such Debentures as determined in the next sentence (the "EXCHANGE PROPERTY VALUE") for each of the ten (10) consecutive Trading Days (appropriately adjusted to take into account the occurrence during such period of stock splits and similar events) beginning on the

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later of (A) the second Trading Day immediately following the day the Debentures are tendered for conversion and (B) the effective date of such transaction (the "EXCHANGE PROPERTY AVERAGE PRICE"). For the purpose of determining the value of any Exchange Property:

            (i) any shares of common stock of the successor or purchasing Person or any other Person that are included in the Exchange Property shall be valued as set forth in Section 17.02 as if such shares were "Common Stock" using the procedures set forth in the definition of "Closing Price" in
      Section 1.01; and

            (ii) any other securities, property or assets (other than cash) included in the Exchange Property shall be valued in good faith by the Board of Directors of the Company or by a New York Stock Exchange member firm selected by such Board of Directors.

      (d) The Company shall deliver such Conversion Value to holders of Debentures so converted as follows:

            (i) An amount equal to the Principal Return, determined as set forth in Section 17.02(b)(i); and

            (ii) If the Conversion Value of the Debentures so converted is greater than the Principal Return, an amount of Exchange Property, determined as set forth below, equal to such aggregate Conversion Value less the Principal Return (the "NET EXCHANGE PROPERTY AMOUNT").

      The amount of Exchange Property to be delivered shall be determined by dividing the Net Exchange Property Amount by the Exchange Property Average Price. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the Exchange Property Value of such kind of Exchange Property bears to the Exchange Property Value of all the Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a holder of Debentures being converted, the Company shall deliver cash in lieu of such fractional share or unit based on its Exchange Property Average Price.

      (e) Notwithstanding clauses (b), (c) and (d) above, if the Debentures are tendered for conversion prior to the effective date of any such transaction pursuant to Section 17.01(c) above, and the Principal Return and Net Shares, if any, have been determined, but have not been delivered prior to the effective date of such transaction, then the Company shall (i) pay the Principal Return in cash and (ii) instead of delivering Net Shares, if applicable, deliver an amount of Exchange Property that a holder of Common Stock, holding, immediately prior to the transaction, a number of shares of Common Stock equal to the Net Shares, would receive, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance (provided that, if the kind or amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance is not the same for each non-electing share, then for the purposes of this Section 17.06 the kind and amount of stock, securities, other property, assets or cash receivable upon such consolidation, merger, binding share exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a holder of Debentures being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the Exchange Property Value (as so determined).

      (f) Notwithstanding clauses (b), (c), (d) and (e) above, if Debentures are tendered for conversion at a time when neither of the ten day weighted averaging periods contemplated in clause (c) or clause (e) applies in full to the determination of the Conversion Value, then the Conversion Value and the amount of cash and Exchange Property comprising the Principal Return and the Net Shares will be determined proportionally, with the weighted average amount relating to the portion of the ten day period falling prior to the effective date being valued as contemplated by clause (e) and with the weighted average amount relating to the portion of that period falling on or after the effective date being valued as contemplated by clause (c).

      (g) The Company shall cause notice of the execution of such supplemental indenture to be mailed to each holder of Debentures, at his address appearing on the Debenture register provided for in this Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

      (h) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, sales and conveyances.

      Section 17.07. Taxes On Shares Issued. The issue of any stock certificates on conversions of Debentures shall be made without charge to the converting Debentureholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issue and delivery of stock, if any, in any name other than that of the holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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

      Section 17.08. Reservation of Shares, Shares to Be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Debentures and payment of the Additional Shares, if any, from time to time as such Debentures are presented for conversion or repurchase in the case of a Additional Shares, if any.

      Before taking any action that would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of any shares of Common Stock that may be issued upon conversion of the Debentures, the Company will take all corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

      The Company covenants that all shares of Common Stock that may be issued upon conversion of Debentures will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

      The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Debentures hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

      The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Debentures; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Debentures in accordance with the provisions of this Indenture, the Company covenants to list any Common Stock issuable upon conversion of the Debentures in accordance with the requirements of such exchange or automated quotation system at such time.

      Section 17.09. Responsibility Of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Debentures to determine the Conversion Rate or whether any facts exist that may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any stock, securities, other property, assets or cash that may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or securities, other property, assets or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 17. Without limiting the generality of the foregoing, neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 17.06 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Debentureholders upon the conversion of their Debentures after any event referred to in such Section 17.06 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

      Section 17.10. Notice To Holders Prior To Certain Actions. In case:

      (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 17.05; or

      (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights, options or warrants to subscribe for or purchase any share of any class of capital stock or any other rights, options or warrants; or

      (c) of any reclassification or reorganization of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or binding share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or conveyance of all or substantially all of the assets of the Company; or

      (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

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

the Company shall cause to be filed with the Trustee and to be mailed to each holder of Debentures at his address appearing on the Debenture Register provided for in Section 2.05 of this Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, binding share exchange, sale, conveyance, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, binding share exchange, sale, conveyance, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, binding share exchange, sale, conveyance, dissolution, liquidation or winding up.

      Section 17.11. Stockholder Rights Plans. There shall be no adjustment to the Conversion Rate upon the issuance of the rights (the "RIGHTS") provided for in the Company's shareholder rights agreement dated November 18, 2003, as amended, between the Company and Stock Trans, Inc., as amended, or in any future rights plan adopted by the Company, prior to the Rights separating from the Common Stock. If the Rights have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Debentures would not be entitled to receive any rights in respect of any Common Stock issuable upon conversion of the Debentures, the Conversion Rate will be adjusted as if the Company distributed to all holders of Common Stock shares of the Company's capital stock, evidences of indebtedness, property or assets (including securities but excluding rights or warrants to purchase Common Stock issued to all holders of Common Stock, Common Stock issued as a dividend or distribution on Common Stock and cash distributions), subject to readjustment in the event of the expiration, termination or redemption of the rights.

      Section 17.12. Issuer Determination Final. Any determination that the Company or Board of Directors of the Company must make pursuant to Section 17.01, Section 17.02, Section 17.03, Section 17.04, Section 17.05 or Section
17.06 shall, absent manifest error, be conclusive.

                                   ARTICLE 18
                            MISCELLANEOUS PROVISIONS

      Section 18.01. Provisions Binding On Company's Successors. All the covenants, stipulations, promises and agreements by the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

      Section 18.02. Official Acts By Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company.

      Section 18.03. Addresses For Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures on the Company and/or the Subsidiary Guarantors shall be deemed to have been sufficiently given or made, for all purposes, and effective only upon receipt, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: Genesis HealthCare Corporation, 101 East State Street, Kennett Square, PA 19348,
Attention: General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, and effective only upon receipt, if given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: The Bank of New York, 101 Barclay Street, Fl 21W, New York, NY 10286, Attention, Corporate Trust Department; Facsimile: 212-815-5707.

      Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Company may, at the Company's written request received by the Trustee not fewer than five (5) Business Days prior (or such shorter period of time as may be acceptable to the Trustee) to the date on which such notice must be given or served, be given or served by the Trustee in the name of and at the expense of the Company.

      The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

      Any notice or communication mailed to a Debentureholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Debenture Register and shall be sufficiently given to him if so mailed within the time prescribed.

      Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

      Section 18.04. Governing Law; Submission to Jurisdiction. This Indenture and each Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles thereof. The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Debentures, the Subsidiary Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

      Section 18.05. Evidence Of Compliance With Conditions Precedent, Certificates To Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer's Certificate or a certificate of public officials.

      Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

      Section 18.06. Legal Holidays. In any case in which the date of maturity of Interest on, Additional Amounts, if any, on, or principal of, the Debentures or the redemption or repurchase date of any Debenture will not be a Business Day, then payment of such Interest on, Additional Amounts on, or principal of, the Debentures need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the redemption or repurchase date, and no Interest or Additional Amounts shall accrue for the period from and after such date.

      Section 18.07. Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided that unless otherwise required by law, notwithstanding the foregoing, this Indenture and the Debentures issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the

Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 18.07 shall not require this Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

      Section 18.08. No Security Interest Created. Nothing in this Indenture or in the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.

      Section 18.09. Benefits Of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto, any paying agent, any authenticating agent, any Debenture Registrar and their successors hereunder and the holders of Debentures any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 18.10. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Debentures in connection with the original issuance thereof and transfers and exchanges of Debentures hereunder, including under Sections 2.04, 2.05, 2.06, 2.07, 3.03 and 3.05, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Debentures. For all purposes of this Indenture, the authentication and delivery of Debentures by the authenticating agent shall be deemed to be authentication and delivery of such Debentures "by the Trustee" and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Debentures for the Trustee's certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.

      Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this
Section 18.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.

      Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all holders of Debentures as the names and addresses of such holders appear on the Debenture Register.

      The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.

      The provisions of Sections 9.02, 9.03, 9.04 and 10.03 and this Section
18.10 shall be applicable to any authenticating agent.

      Section 18.11. Execution In Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

      Section 18.12. Severability. In case any provision in this Indenture or in the Debentures shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      The Bank of New York hereby accepts the duties of Trustee in this Indenture declared and provided, upon the terms and conditions herein above set forth.

      Section 18.13. Table of Contents, Headings, Etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed.

                                            THE COMPANY

                                            GENESIS HEALTHCARE CORPORATION

                                            By: /s/ James V. McKeon
                                                --------------------------------
                                                Name: James V. McKeon
                                                Title: Chief Financial Officer

                                            THE SUBSIDIARY GUARANTORS

                                            ACADEMY NURSING HOME, INC.

                                            ADS APPLE VALLEY, INC.

                                            ADS CONSULTING, INC.

                                            ADS DANVERS ALF, INC.

                                            ADS DARTMOUTH ALF, INC.

                                            ADS HINGHAM ALF, INC.

                                            ADS HINGHAM NURSING FACILITY, INC.

                                            ADS HOME HEALTH, INC.

                                            ADS MANAGEMENT, INC.

                                            ADS PALM CHELMSFORD, INC.

                                            ADS RECUPERATIVE CENTER, INC.

                                            ADS RESERVOIR WALTHAM, INC.

                                            ADS SENIOR HOUSING, INC.

                                            ADS/MULTICARE, INC.

                                            ANR, INC.

                                            APPLE VALLEY OPERATING CORP.

                                      APPLEWOOD HEALTH RESOURCES, INC.

                                      ASL, INC.

                                      ASSISTED LIVING ASSOCIATES OF BERKSHIRE,
                                        INC.

                                      ASSISTED LIVING ASSOCIATES OF LEHIGH, INC.

                                      ASSISTED LIVING ASSOCIATES OF SANATOGA,
                                        INC.

                                      BERKS NURSING HOMES, INC.

                                      BRIGHTWOOD PROPERTY, INC.

                                      BRINTON MANOR, INC.

                                      BURLINGTON WOODS CONVALESCENT CENTER,
                                        INC.

                                      CAREFLEET, INC.

                                      CENTURY CARE MANAGEMENT, INC.

                                      CHATEAU VILLAGE HEALTH RESOURCES, INC.

                                      CHELTENHAM LTC MANAGEMENT, INC.

                                      CHG INVESTMENT CORP., INC.

                                      CHNR-I, INC.

                                      COLONIAL HALL HEALTH RESOURCES, INC.

                                      CONCORD HEALTH GROUP, INC.

                                      CONCORD SERVICE CORPORATION

                                      CRESTVIEW CONVALESCENT HOME, INC.

                                      CRESTVIEW NORTH, INC.

                                      CRYSTAL CITY NURSING CENTER, INC.

                                      CVNR, INC.

                                      DAWN VIEW MANOR, INC.

                                      DELM NURSING, INC.

                                      DIANE MORGAN AND ASSOCIATES, INC.

                                      DOVER HEALTHCARE ASSOCIATES, INC.

                                      EIDOS, INC.

                                      ELDERCARE RESOURCES CORP.

                                      ELMWOOD HEALTH RESOURCES, INC.

                                      ENCARE OF PENNYPACK, INC.

                                      ENCARE OF QUAKERTOWN, INC.

                                      ENCARE OF WYNCOTE, INC.

                                      ENR, INC.

                                      GENESIS ELDERCARE CENTERS - BELVEDERE,
                                        INC.

                                      GENESIS ELDERCARE CENTERS - CHAPEL
                                        MANOR, INC.

                                      GENESIS ELDERCARE CENTERS-HARSTON, INC.

                                      GENESIS ELDERCARE CENTERS - PENNSBURG,
                                        INC.

                                      GENESIS ELDERCARE CORP.

                                      GENESIS ELDERCARE DIAGNOSTIC SERVICES,
                                        INC.

                                      GENESIS ELDERCARE HOME CARE SERVICES,
                                        INC.

                                      GENESIS ELDERCARE HOSPITALITY SERVICES,
                                        INC.

                                      GENESIS ELDERCARE LIVING FACILITIES, INC.

                                       GENESIS ELDERCARE NATIONAL CENTERS, INC.

                                       GENESIS ELDERCARE NETWORK SERVICES OF
                                         MASSACHUSETTS, INC.

                                       GENESIS ELDERCARE NETWORK SERVICES, INC.

                                       GENESIS ELDERCARE PARTNERSHIP CENTERS,
                                         INC.

                                       GENESIS ELDERCARE PHYSICIAN SERVICES,
                                         INC.

                                       GENESIS ELDERCARE PROPERTIES, INC.

                                       GENESIS ELDERCARE REHABILITATION
                                         SERVICES, INC.

                                       GENESIS ELDERCARE STAFFING SERVICES, INC.

                                       GENESIS ELDERCARE TRANSPORTATION
                                         SERVICES, INC.

                                       GENESIS HEALTH VENTURES OF ARLINGTON,
                                         INC.

                                       GENESIS HEALTH VENTURES OF BLOOMFIELD,
                                         INC.

                                       GENESIS HEALTH VENTURES OF CLARKS
                                         SUMMIT, INC.

                                       GENESIS HEALTH VENTURES OF INDIANA, INC.

                                       GENESIS HEALTH VENTURES OF LANHAM, INC.

                                       GENESIS HEALTH VENTURES OF
                                         MASSACHUSETTS, INC.

                                       GENESIS HEALTH VENTURES OF NAUGATUCK,
                                         INC.

                                       GENESIS HEALTH VENTURES OF NEW GARDEN,
                                         INC.

                                      GENESIS HEALTH VENTURES OF POINT
                                        PLEASANT, INC.

                                      GENESIS HEALTH VENTURES OF SALISBURY,
                                        INC.

                                      GENESIS HEALTH VENTURES OF WAYNE, INC.

                                      GENESIS HEALTH VENTURES OF WEST
                                        VIRGINIA, INC.

                                      GENESIS HEALTH VENTURES OF WILKES-
                                        BARRE, INC.

                                      GENESIS HEALTH VENTURES OF WINDSOR, INC.

                                      GENESIS HEALTHCARE CENTERS HOLDINGS,
                                        INC.

                                      GENESIS HEALTHCARE HOLDING COMPANY I,
                                        INC.

                                      GENESIS HEALTHCARE HOLDING COMPANY II,
                                        INC.

                                      GENESIS IMMEDIATE MED CENTER, INC.

                                      GENESIS OF PALISADO AVENUE, INC.

                                      GENESIS PROPERTIES OF DELAWARE
                                        CORPORATION

                                      GENESIS SELECTCARE CORP.

                                      GENESIS/VNA PARTNERSHIP HOLDING
                                        COMPANY, INC.

                                      GERIATRIC & MEDICAL COMPANIES, INC.

                                      GERIATRIC AND MEDICAL INVESTMENTS
                                        CORPORATION

                                      GERIATRIC AND MEDICAL SERVICES, INC.

                                      GERI-MED CORP.

                                      GLENMARK ASSOCIATES - DAWN VIEW MANOR,
                                        INC.

                                      GLENMARK ASSOCIATES, INC.

                                      GLENMARK PROPERTIES, INC.

                                      GMA-BRIGHTWOOD, INC.

                                      GMA CONSTRUCTION, INC.

                                      GMA-MADISON, INC.

                                      GMA - UNIONTOWN, INC.

                                      GMA PARTNERSHIP HOLDING COMPANY, INC.

                                      GMC LEASING CORPORATION

                                      GMC-LTC MANAGEMENT, INC.

                                      GMS INSURANCE SERVICES, INC.

                                      GOVERNOR'S HOUSE NURSING HOME, INC.

                                      HEALTH RESOURCES OF ACADEMY MANOR,
                                        INC.

                                      HEALTH RESOURCES OF BOARDMAN, INC.

                                      HEALTH RESOURCES OF BROOKLYN, INC.

                                      HEALTH RESOURCES OF CEDAR GROVE, INC.

                                      HEALTH RESOURCES OF CINNAMINSON, INC.

                                      HEALTH RESOURCES OF COLCHESTER, INC.

                                      HEALTH RESOURCES OF COLUMBUS, INC.

                                      HEALTH RESOURCES OF CUMBERLAND, INC.

                                      HEALTH RESOURCES OF ENGLEWOOD, INC.

                                      HEALTH RESOURCES OF EWING, INC.

                                      HEALTH RESOURCES OF FARMINGTON, INC.

                                      HEALTH RESOURCES OF GARDNER, INC.

                                      HEALTH RESOURCES OF GLASTONBURY, INC.

                                      HEALTH RESOURCES OF GROTON, INC.

                                      HEALTH RESOURCES OF LAKEVIEW, INC.

                                      HEALTH RESOURCES OF LEMONT, INC.

                                      HEALTH RESOURCES OF MARCELLA, INC.

                                      HEALTH RESOURCES OF MIDDLETOWN (RI), INC.

                                      HEALTH RESOURCES OF MORRISTOWN, INC.

                                      HEALTH RESOURCES OF NORTH ANDOVER, INC.

                                      HEALTH RESOURCES OF ROCKVILLE, INC.

                                      HEALTH RESOURCES OF TROY HILLS, INC.

                                      HEALTH RESOURCES OF WALLINGFORD, INC.

                                      HEALTH RESOURCES OF WARWICK, INC.

                                      HEALTH RESOURCES OF WESTWOOD, INC.

                                      HEALTHCARE RESOURCES CORP.

                                      HELSTAT, INC.

                                      HILLTOP HEALTH CARE CENTER, INC.

                                      HMNH REALTY, INC.

                                      HNCA, INC.

                                      HORIZON ASSOCIATES, INC.

                                      HORIZON MOBILE, INC.

                                      HORIZON REHABILITATION, INC.

                                      HR OF CHARLESTON, INC.

                                      HRWV HUNTINGTON, INC.

                                      INNOVATIVE HEALTH CARE MARKETING, INC.

                                      KEYSTONE NURSING HOME, INC.

                                      KNOLLWOOD MANOR, INC.

                                      KNOLLWOOD NURSING HOME, INC.

                                      LAKE MANOR, INC.

                                      LAKEWOOD HEALTH RESOURCES, INC.

                                      LAUREL HEALTH RESOURCES, INC.

                                      LEHIGH NURSING HOMES, INC.

                                      LIFE SUPPORT MEDICAL EQUIPMENT, INC.

                                      LIFE SUPPORT MEDICAL, INC.

                                      LRC HOLDING COMPANY, INC.

                                      LWNR, INC.

                                      MABRI CONVALESCENT CENTER, INC.

                                      MANOR MANAGEMENT CORP. OF GEORGIAN
                                        MANOR, INC.

                                      MARLINTON ASSOCIATES, INC.

                                      MARLINTON PARTNERSHIP HOLDING
                                        COMPANY, INC.

                                      MCKERLEY HEALTH CARE CENTER-CONCORD,
                                        INC.

                                      MCKERLEY HEALTH CARE CENTERS, INC.

                                      MERIDIAN HEALTH, INC.

                                      MERIDIAN HEALTHCARE INVESTMENTS, INC.

                                      MERIDIAN HEALTHCARE, INC.

                                      MHNR, INC.

                                      MNR, INC.

                                      MONTGOMERY NURSING HOMES, INC.

                                      MULTICARE AMC, INC.

                                      NURSING AND RETIREMENT CENTER OF THE
                                        ANDOVERS, INC.

                                      OAK HILL HEALTH CARE CENTER, INC.

                                      PHC OPERATING CORP.

                                      PHILADELPHIA AVENUE CORPORATION

                                      POCAHONTAS CONTINUOUS CARE CENTER, INC.

                                      PRESCOTT NURSING HOME, INC.

                                      PROSPECT PARK LTC MANAGEMENT, INC.

                                      PROVIDENCE FUNDING CORPORATION

                                      PROVIDENCE HEALTH CARE, INC.

                                      REST HAVEN NURSING HOME, INC.

                                      RHS MEMBERSHIP INTEREST HOLDING
                                        COMPANY

                                      RIDGELAND HEALTH RESOURCES, INC.

                                      RIVERSHORES HEALTH RESOURCES, INC.

                                      RLNR, INC.

                                      ROSE HEALTHCARE, INC.

                                      ROSE VIEW MANOR, INC.

                                      RSNR, INC.

                                      RVNR, INC.

                                      S. T. B. INVESTORS, LTD.

                                      SCHUYLKILL NURSING HOMES, INC.

                                      SENIOR LIVING VENTURES, INC.

                                      SENIOR SOURCE, INC.

                                      SNOW VALLEY HEALTH RESOURCES, INC.

                                      SOLOMONT FAMILY MEDFORD VENTURE, INC.

                                      STAFFORD CONVALESCENT CENTER, INC.

                                      STATE STREET ASSOCIATES, INC.

                                      SVNR, INC.

                                      THE ADS GROUP, INC.

                                      THE APPLE VALLEY PARTNERSHIP HOLDING
                                        COMPANY, INC.

                                      THE HOUSE OF CAMPBELL, INC.

                                      THE MULTICARE COMPANIES, INC.

                                      THE SARAH BRAYTON PARTNERSHIP HOLDING
                                        COMPANY, INC.

                                      THE SOMERSET PARTNERSHIP HOLDING
                                        COMPANY, INC.

                                      TMC ACQUISITION CORP.

                                      TRI STATE MOBILE MEDICAL SERVICES, INC.

                                      VALLEY MEDICAL SERVICES, INC.

                                      VALLEY TRANSPORT AMBULANCE SERVICE,
                                        INC.

                                      VERSALINK, INC.

                                      VILLAS REALTY & INVESTMENTS, INC.

                                      WALNUT LTC MANAGEMENT, INC.

                                      WAYSIDE NURSING HOME, INC.

                                      WEISENFLUH AMBULANCE SERVICE, INC.

                                      WEST PHILA. LTC MANAGEMENT, INC.

                                      WESTFORD NURSING AND RETIREMENT
                                        CENTER, INC.

                                      WILLOW MANOR NURSING HOME, INC.

                                      WYNCOTE HEALTHCARE CORP.

                                      YE OLDE AMBULANCE COMPANY, INC.

                                      YORK LTC MANAGEMENT, INC.

                                      By: /s/ James V. McKeon
                                          -------------------------------------
                                          Name: James V. McKeon
                                          Title: Chief Financial Officer of
                                                 each of the foregoing entities

                    ADS APPLE VALLEY LIMITED PARTNERSHIP
                        By: ADS Apple Valley, Inc., its general partner

                    ADS HINGHAM LIMITED PARTNERSHIP
                        By: ADS Hingham Nursing Facility, Inc., its general
                            partner

                    ADS RECUPERATIVE CENTER LIMITED PARTNERSHIP
                        By: ADS Recuperative Center, Inc., its general partner

                    BREVARD MERIDIAN LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc., its general partner

                    CARE HAVEN ASSOCIATES LIMITED PARTNERSHIP
                        By: Glenmark Associates, Inc., its general partner

                    CATONSVILLE MERIDIAN LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc. and Meridian Health, Inc.,
                            its general partners

                    CUMBERLAND ASSOCIATES OF RHODE ISLAND,
                        L.P.
                        By: Health Resources of Cumberland, Inc., its general
                            partner

                    EASTON MERIDIAN LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc. and Meridian Health, Inc.,
                            its general partners

                    EDELLA STREET ASSOCIATES
                        By: Genesis Health Ventures of Clarks Summit, Inc., its
                            general partner

                    GENESIS ELDERCARE CENTERS I, L.P.
                        By: Genesis Eldercare Partnership Centers, Inc., its
                            general partner

                    GENESIS ELDERCARE CENTERS II, L.P.
                        By: Genesis Eldercare Partnership Centers, Inc., its
                            general partner

                    GENESIS ELDERCARE CENTERS III, L.P.
                        By: Genesis Eldercare Partnership Centers, Inc., its
                            general partner

                    GENESIS HEALTH VENTURES OF WEST VIRGINIA,
                      LIMITED PARTNERSHIP
                        By: Genesis ElderCare Network Services, Inc. and
                            Genesis ElderCare Rehabilitation Services, Inc., its general partners

                    GENESIS PROPERTIES LIMITED PARTNERSHIP
                        By: Genesis Health Ventures of Arlington, Inc., its
                            general partner

                    GENESIS PROPERTIES OF DELAWARE LTD.
                            PARTNERSHIP L.P.

                        By: Genesis Properties of Delaware Corporation, its
                            general partner

                    GLENMARK PROPERTIES I, LIMITED PARTNERSHIP
                        By: Glenmark Associates, Inc., its general partner

                    GREENSPRING MERIDIAN LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc., its general partner

                    GROTON ASSOCIATES OF CONNECTICUT, L.P.
                        By:Health Resources of Groton, Inc., its general partner

                    HAMMONDS LANE MERIDIAN LIMITED
                      PARTNERSHIP
                        By: Meridian Healthcare, Inc. and Meridian Health, Inc.,
                            its general partners

                    LAKE WASHINGTON, LTD.
                        By: Lake Manor, Inc., its general partner

                    MCKERLEY HEALTH CARE CENTER-CONCORD
                      LIMITED PARTNERSHIP
                        By: McKerley Health Care Center-Concord, Inc., its
                            general partner

                    MERIDIAN/CONSTELLATION LIMITED
                      PARTNERSHIP
                        By: Meridian Healthcare, Inc., its general partner

                    MERIDIAN EDGEWOOD LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc., its general partner

                    MERIDIAN PERRING LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc., its general partner

                    MERIDIAN VALLEY LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc., its general partner

                    MERIDIAN VALLEY VIEW LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc., its general partner

                    MIDDLETOWN (RI) ASSOCIATES OF RHODE ISLAND,
                      L.P.
                        By: Health Resources of Middletown (RI), Inc., its
                            general partner

                    MILLVILLE MERIDIAN LIMITED PARTNERSHIP
                        By: Meridian Healthcare, Inc., its general partner

                    NORTH CAPE CONVALESCENT CENTER
                      ASSOCIATES, L.P.
                        By: Geriatric and Medical Services, Inc., its general
                            partner

                    PHILADELPHIA AVENUE ASSOCIATES
                        By: Philadelphia Avenue Corporation, its general partner

                    POINT PLEASANT HAVEN LIMITED PARTNERSHIP
                        By: Glenmark Associates, Inc. and GMA Partnership
                            Holding Company, Inc., its general partners

                    RALEIGH MANOR LIMITED PARTNERSHIP
                        By: Glenmark Associates, Inc., its general partner

                    RIVER STREET ASSOCIATES
                        By: Genesis Health Ventures of Wilkes-Barre, Inc., its
                            general partner

                    ROMNEY HEALTH CARE CENTER, LTD., LIMITED
                      PARTNERSHIP
                        By: Glenmark Associates, Inc., its general partner

                    SEMINOLE MERIDIAN LIMITED PARTNERSHIP
                        By: Meridian Health, Inc., its general partner

                    SISTERVILLE HAVEN LIMITED PARTNERSHIP
                        By: Glenmark Associates, Inc., its general partner

                    STAFFORD ASSOCIATES OF N.J., L.P.
                        By: Southern Ocean GP, LLC, its general partner

                    STATE STREET ASSOCIATES, L.P.
                        By: State Street Associates, Inc., its general partner

                    TEAYS VALLEY HAVEN LIMITED PARTNERSHIP
                        By: Glenmark Associates, Inc., its general partner

                    THE APPLE VALLEY LIMITED PARTNERSHIP
                        By: The Apple Valley Partnership Holding Company,
                            Inc. and Apple Valley Operating Corp., its general partners

                    THE STRAUS GROUP-HOPKINS HOUSE, L.P.
                        By: Encare of Wyncote, Inc., its general partner

                    THE STRAUS GROUP-QUAKERTOWN MANOR, L.P.
                        By: Encare of Quakertown, Inc., its general partner

                    THERAPY CARE SYSTEMS, L.P.
                        By: Genesis ElderCare Rehabilitation Services, Inc., its
                            general partner

                    VOLUSIA MERIDIAN LIMITED PARTNERSHIP
                        By: Meridian Health, Inc., its general partner

                    WALLINGFORD ASSOCIATES OF CONNECTICUT,
                      L.P.
                        By: Health Resources of Wallingford, Inc., its general
                            partner

                    WARWICK ASSOCIATES OF RHODE ISLAND, L.P.
                        By: Health Resources of Warwick, Inc., its general
                            partner

                    WESTFORD NURSING AND RETIREMENT CENTER,
                        LIMITED PARTNERSHIP
                        By: Westford Nursing and Retirement Center, Inc., its
                            general partner

                     By: /s/ James V. McKeon
                         ------------------------------------------
                         Name: James V. McKeon
                         Title: Chief Financial Officer of the
                                respective general partners of each
                                of the foregoing entities

                    HOLLY MANOR ASSOCIATES OF NEW JERSEY, L.P.
                        By: Encare of Mendham, L.L.C., its general partner

                    MERCERVILLE ASSOCIATES OF NEW JERSEY, L.P.
                        By: Breyut Convalescent Center, L.L.C., its general
                            partner

                     POMPTON ASSOCIATES, L.P.
                        By: Pompton Care, L.L.C., its general partner

                     THE STRAUS GROUP-OLD BRIDGE, L.P.
                        By: Health Resources of Emery, L.L.C., its general
                            partner

                     THE STRAUS GROUP-RIDGEWOOD, L.P.
                        By: Health Resources of Ridgewood, L.L.C., its general
                            partner

                        By: Century Care Management, Inc., the manager of the
                            respective general partners of each of the foregoing entities

                     By: /s/ James V. McKeon
                         ------------------------------------
                         Name: James V. McKeon
                         Title: Chief Financial Officer

                    SOMERSET RIDGE LIMITED PARTNERSHIP
                     By: Somerset Ridge LLC, its general partner
                          By: Somerset Ridge General Partnership, its Manager
                          By: Solomont Family Fall River Venture, Inc., its
                              general partner

                     By: /s/ James V. McKeon
                         ------------------------------------
                         Name: James V. McKeon
                         Title: Chief Financial Officer

                    ARCADIA ASSOCIATES

                        By: ADS/Multicare, Inc., its managing partner

                        By: /s/ James V. McKeon
                            ---------------------------------
                            Name: James V. McKeon
                            Title: Chief Financial Officer

                    MCKERLEY HEALTH FACILITIES
                        By: Meridian Healthcare, Inc. and Meridian Health, Inc.,
                            its partners

                        By: /s/ James V. McKeon
                            ---------------------------------
                            Name: James V. McKeon
                            Title: Chief Financial Officer

                    SARAH BRAYTON GENERAL PARTNERSHIP

                        By: ADS Multicare Inc. and The Sarah Brayton
                            Partnership Holding Company, Inc., its general partners

                        By: /s/ James V. McKeon
                            ---------------------------------
                            Name: James V. McKeon
                            Title: Chief Financial Officer

                    SOMERSET RIDGE GENERAL PARTNERSHIP

                      By: Solomont Family Fall River Venture, Inc. and The Somerset Partnership Holding Company, Inc., its general partners

                    By: /s/ James V. McKeon
                        ---------------------------------
                        Name: James V. McKeon
                        Title: Chief Financial Officer

                    BREYUT CONVALESCENT CENTER, L.L.C.

                    ENCARE OF MENDHAM, L.L.C.

                    HEALTH RESOURCES OF BRIDGETON, L.L.C.

                    HEALTH RESOURCES OF CINNAMINSON, L.L.C.

                    HEALTH RESOURCES OF CRANBURY, L.L.C.

                    HEALTH RESOURCES OF EATONTOWN, L.L.C.

                    HEALTH RESOURCES OF EMERY, L.L.C.

                    HEALTH RESOURCES OF ENGLEWOOD, L.L.C.

                    HEALTH RESOURCES OF EWING, L.L.C.

                    HEALTH RESOURCES OF FAIR LAWN, L.L.C.

                    HEALTH RESOURCES OF JACKSON, L.L.C.

                    HEALTH RESOURCES OF RIDGEWOOD, L.L.C.

                    HEALTH RESOURCES OF SOUTH BRUNSWICK,
                      L.L.C.

                    HEALTH RESOURCES OF WEST ORANGE, L.L.C.

                    POMPTON CARE, L.L.C.

                    ROEPHEL CONVALESCENT CENTER, L.L.C.

                    By: Century Care Management, Inc., the manager of each
                        of the foregoing entities

                    By: /s/ James V. McKeon
                        -------------------------------------
                        Name: James V. McKeon
                        Title: Chief Financial Officer

                    GENESIS-GEORGETOWN SNF/JV, LLC

                    GLENMARK LIMITED LIABILITY COMPANY I

                    MILFORD ALF, LLC

                    RESPIRATORY HEALTH SERVICES LLC

                    RIVERVIEW RIDGE LIMITED LIABILITY COMPANY

                    SOUTHERN OCEAN GP, L.L.C.

                    By: /s/ James V. McKeon
                        -------------------------------------
                        Name: James V. McKeon
                        Title: Chief Financial Officer

                    SOMERSET RIDGE L.L.C.

                    By: Somerset Ridge General Partnership, its Manager
                        By: Solomont Family Fall River Venture, Inc., its
                            general partner

                        By: The Somerset Partnership Holding Company, Inc.,
                            its general partner

                        By: /s/ James V. McKeon
                            ---------------------------------
                            Name: James V. McKeon
                            Title: Chief Financial Officer

                        THE BANK OF NEW YORK, as Trustee

                        By: /s/ Joseph Lloret
                            ---------------------------------
                            Name: Joseph Lloret
                            Title: Assistant Treasurer

                                                                       EXHIBIT A

      [Include only for Global Debentures]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE "DEPOSITARY", WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

      [Include only for Debentures that are Restricted Securities]

      THIS SECURITY AND ANY SHARES OF COMMON STOCK ("COMMON STOCK"), if any, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LAST DATE ON WHICH THE 2.5% CONVERTIBLE SENIOR SUBORDINATED Debentures DUE 2025 OF GENESIS HEALTHCARE CORPORATION (THE "COMPANY") WERE ORIGINALLY ISSUED ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE

SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RIGHTS OF THE COMPANY AND THE WITHIN MENTIONED TRUSTEE PRIOR TO THE REGISTRATION OF ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B),
(C) OR (D) TO REQUIRE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH IS AVAILABLE FROM THE COMPANY OR THE TRUSTEE) AND IN THE CASE OF CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                         GENESIS HEALTHCARE CORPORATION

            2.5% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE
                                      2025

                                                              CUSIP: 37184D AD 3

No. ___                                                            $[          ]

      Genesis HealthCare Corporation, a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania (herein called the "COMPANY", which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, [the principal sum of _________________ DOLLARS] [the principal sum set forth on Schedule I hereto, which amount shall not exceed ____________________ ($__________)(1) on March 15, 2025 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay Interest, semiannually on March 15 and September 15 of each year (each, an "INTEREST PAYMENT DATE"), commencing September 15, 2005, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 2.5%, from the March 15 or September 15, as the case may be, next preceding the date of this Debenture to which Interest has been paid or duly provided for, unless no Interest has been paid or duly provided for on the Debentures, in which case from March 2, 2005 until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the Company shall default in the payment of Interest due on any such March 15 or September 15, then this Debenture shall bear Interest from the next preceding March 15 or September 15 to which Interest has been paid or duly provided for or, if no Interest has been paid or duly provided for on such Debenture, from March 2, 2005. Except as otherwise provided in the Indenture, the Interest and Additional Amounts, if any, payable on the Debenture pursuant to the Indenture on any March 15 or September 15 will be paid to the Person entitled thereto as it appears in the Debenture Register at the close of business on the record date, which shall be the March 1 or September 1 (whether or not a Business Day) (each a "RECORD DATE") next preceding such March 15 or September 15, as provided in the Indenture; provided that any such Interest and Additional Amounts, if any, not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay Interest and Additional Amounts, if any (i) on any Debentures in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Debenture Register or (ii) on any Global

----------------
(1) For Global Debenture only.

Debenture by wire transfer of immediately available funds to the account of the Depositary or its nominee.

      The Company promises to pay interest on overdue principal, (to the extent payment of such interest is enforceable under applicable law) Interest and Additional Amounts, if any, at the rate of 3.5% per annum.

      Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of, Interest on the Debentures as well as Additional Amounts, if any, to the prior payment in full of all Senior Indebtedness, as defined in the Indenture, and provisions giving the holder of this Debenture the right to convert this Debenture on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in Article 17 of the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

      This Debenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

      This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

      IN WITNESS WHEREOF, the Company has caused this Debenture to be duly executed.

Dated: March 2, 2005

                                             GENESIS HEALTHCARE
                                               CORPORATION

                                             By: _______________________________
                                                 Name:
                                                 Title:

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     THIS IS ONE OF THE DEBENTURES DESCRIBED IN THE WITHIN-NAMED INDENTURE.

THE BANK OF NEW YORK, AS TRUSTEE

By: __________________________________
    Authorized Signatory

                           , or

By: __________________________________
    As Authenticating Agent
    (if different from Trustee)

      By: __________________________________
          Authorized Signatory

                          FORM OF REVERSE OF DEBENTURE

                         GENESIS HEALTHCARE CORPORATION

             2.5% CONVERTIBLE SENIOR SUBORDINATED Debenture DUE 2025

      This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 2.5% Convertible Senior Subordinated Debentures Due 2025 (herein called the "DEBENTURES"), limited in aggregate principal amount to $150,000,000 (up to $180,000,000 if the Initial Purchasers exercise the option granted to them pursuant to Section 2 of the Purchase Agreement), issued and to be issued under and pursuant to an Indenture dated as of March 2, 2005 (herein called the "INDENTURE"), among the Company, the Subsidiary Guarantors (as defined therein) and The Bank of New York, as trustee (herein called the "TRUSTEE"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures.

      In case an Event of Default shall have occurred and be continuing, the principal of and accrued and unpaid Interest and Additional Amounts, if any, on all Debentures may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

      The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Debentures; provided that, without the consent of the holders of all Debentures then Outstanding, no such supplemental indenture shall (a) extend the fixed maturity of any Debenture, (b) reduce the rate or extend the time for payment of Interest and Additional Amounts, if any, thereon, (c) reduce the principal amount thereof, (d) reduce any amount payable upon redemption or repurchase thereof, (e) change the obligation of the Company to redeem any Debenture on a redemption date in a manner adverse to the holders of the Debentures, (f) change the obligation of the Company to repurchase any Debenture on a Repurchase Date in a manner adverse to the holders of the Debentures, (g) reduce the amount of the Additional Shares or otherwise impair the right of a holder to receive the Additional Shares due on any Debenture, (h) change the obligation of the Company to repurchase any Debenture upon the happening of a Designated Event in a manner adverse to the holders of the Debentures, (i) impair the right of any Debenture holder to institute suit for the payment thereof, (j) make the principal thereof, Interest thereon and Additional Amounts, if any, payable in any coin or currency other than that provided in the Debentures, (k) impair the right of a holder to convert any Debenture or reduce the amount of cash, the number of shares of Common Stock or amount of other property receivable upon conversion of the Debentures, (l) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture other than in accordance with the terms of the Indenture, (m) reduce the quorum or voting requirements set forth in Article 11 thereof, (n) modify any of the provisions of Section 12.02 or Section 8.07 thereof, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Debenture so affected or (o) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture.

      Notwithstanding the foregoing, with the consent of the holders of at least 25% in aggregate principal amount of the Debentures at the time Outstanding, the Company and the Subsidiary Guarantors, when authorized by the resolutions of the Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of modifying Section 17.02 of the Indenture such that, from and after the date of such modification or amendment, the Company shall have the ability to satisfy the Principal Return upon conversion of a Debenture in cash, Common Stock or any combination thereof; provided, however, that the Company may, without the consent of the holders, (i) increase the percentage of such holders required to approve the amendment or modification set forth in this paragraph or (ii) eliminate the Company's right to implement any such amendment or modification.

      In addition, the provisions of Article 4 of the Indenture may not be amended or modified in a manner adverse to the holders of the Debentures without the consent of the holders of at least 75% in aggregate principal amount of the Debentures then-Outstanding. Notwithstanding the foregoing, no amendment or modification of the Indenture may occur that amends or modifies, or otherwise adversely affects the rights of the holders of Senior Indebtedness under Article 4 of the Indenture without the prior written consent of the holders of such Senior Indebtedness or the agent therefor acting on their behalf.

      Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding may on behalf of the holders of all of the Debentures waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest and/or Additional Amounts, if any, on, or the principal of, any of the Debentures, (B) a failure by the Company to convert any Debentures pursuant to Article 17 of the Indenture, (C) a default in the payment of the redemption price pursuant to Article 3 of the Indenture, (D) a default in the payment of the repurchase price pursuant to Article 3 of the Indenture, (E) a default in the delivery of the Additional Shares when due, or (F) a default in respect of a covenant or provisions of the Indenture that under Article 12 of the Indenture cannot be modified or amended without the consent of the holders of each or all Debentures then Outstanding or affected thereby. Any such consent or waiver by the holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and any Debentures that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Debenture or such other Debentures.

      The Debentures are subordinated to all Senior Indebtedness and are pari passu in right of payment to all Senior Subordinated Indebtedness of the Company and senior in right of payment to all Subordinated Indebtedness of the Company. Each holder of this Debenture, whether upon original issue or upon registration of transfer, assignment or exchange thereof, by accepting the same, agrees to the subordination provisions set forth in Article 4 of the Indenture and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for any and all such purposes.

      No reference herein to the subordination provisions of the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, Interest on this Debenture and Additional Amounts, if any, at the place, at the respective times, at the rate and in the coin or currency herein prescribed.

      Interest on the Debentures shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

      The Debentures are issuable in fully registered form, without coupons, in denominations of $1,000 principal amount and any integral multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Debentures, Debentures may be exchanged for a like aggregate principal amount of Debentures of any other authorized denominations.

      The Company may not redeem any Debentures before March 20, 2010. On or after March 20, 2010 but prior to March 15, 2012, the Company shall have the option to redeem some or all of the Debentures at any time or from time to time but only if the Closing Price of the Common Stock for twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days ending on the Trading Day before the Company provides the notice required by Section 3.02 of the Indenture exceeds 130% of the Conversion Price in effect on each such Trading Day, subject to adjustment as provided in Section 17.05 of the Indenture. At any time on or after March 15, 2012 and prior to maturity, the Debentures may be redeemed at any time or from time to time at the option of the Company, in whole or in part. The Company may redeem the Debentures upon mailing a notice of such redemption not less than thirty (30) days but not more than sixty (60) days before the redemption date to the holders of Debentures at their last registered addresses, all as provided in the Indenture, at a redemption price equal to 100% of the principal amount of Debentures being redeemed and accrued and unpaid Interest, and Additional Amounts, if any, to, but excluding, the redemption date; provided that if the redemption date falls after a Record Date and on or prior to the corresponding Interest Payment Date, then the Interest and Additional Amounts, if any, payable on such date shall be paid to the holder of record at the close of business on the corresponding Record Date. The Debentures will be redeemable in integral multiples of $1,000 principal amount.

      The Company may not give notice of any redemption of the Debentures if a default in the payment of Interest and/or Additional Amounts, if any, on the Debentures has occurred and is continuing.

      The Debentures are not subject to redemption through the operation of any sinking fund.

      If a Designated Event occurs at any time prior to maturity of the Debentures, the Debentures may be repurchased for cash at the option of the holders of the Debentures on a Designated Event Repurchase Date, not less than twenty (20) nor more than thirty-five (35) Business Days after notice thereof, at the option of the holder of this Debenture at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid Interest and Additional Amounts, if any, to (but excluding) the Designated Event Repurchase Date; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior the corresponding Interest Payment Date, the Interest and Additional Amounts, if any, payable on such Interest Payment Date shall be paid to the holder of record of this Debenture at the close of business on the corresponding Record Date. The Company shall mail, or cause the Trustee to mail, to all holders of record of the Debentures a notice of the occurrence of a Designated Event and of the repurchase right arising as a result thereof on or before the 20th day after the occurrence of such Designated Event. For a Debenture to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Debenture with the form entitled "OPTION TO ELECT REPURCHASE UPON A DESIGNATED EVENT" on the reverse thereof duly completed, together with such Debenture, duly endorsed for transfer, on or before the Designated Event Expiration Time.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase in cash, at the option of the holder, all or any portion of the Debentures held by such holder on March 15, 2012, March 15, 2015 and March 15, 2020 in whole multiples of $1,000 at a purchase price of 100% of the principal amount, plus any accrued and unpaid Interest and Additional Amounts, if any, on such Debenture to but excluding the Repurchase Date; provided that if such Repurchase Date falls after a Record Date and on or prior the corresponding Interest Payment Date, the Interest and Additional Amounts, if any, payable on such Interest Payment Date shall be paid to the holder of record of this Debenture at the close of business on the corresponding Record Date. To exercise such right, a holder shall deliver to the Company such Debenture with the form entitled "REPURCHASE NOTICE" on the reverse thereof duly completed, together with the Debenture, duly endorsed for transfer, at any time from the opening of business on the date that is twenty (20) Business Days prior to such Repurchase Date until the close of business on the Repurchase Date, and shall deliver the Debentures to the Trustee (or other paying agent appointed by the Company) as set forth in the Indenture.

      Holders have the right to withdraw any Option to Elect Repurchase Upon a Designated Event or Repurchase Notice, as the case may be, by delivering to the Trustee (or other paying agent appointed by the Company) a written notice of withdrawal up to the close of business on the Designated Event Repurchase Date or Repurchase Date, as the case may be, all as provided in the Indenture.

      If cash sufficient to pay the purchase price of all Debentures or portions thereof to be purchased as of the Designated Event Repurchase Date or Repurchase Date, as the case may be, is held by the Trustee (or other paying agent appointed by the Company), on the Business Day following the Designated Event Repurchase Date or Repurchase Date, as the case may be, the Debentures will cease to be Outstanding, Interest and Additional Amounts, if any, will cease to accrue on such Debentures (or portions thereof) and all other rights of the holder of such Debentures will terminate, other than the right to receive the repurchase price upon surrender of such Debenture.

      Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the close of business on the Business Day immediately preceding March 15, 2025, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Debentures into cash and shares of Common Stock, if any, at a conversion rate equivalent to 18.4493 (the "CONVERSION RATE") (a conversion price of approximately $54.2025 per share), subject to adjustment from time to time as provided in the Indenture, upon surrender of this Debenture with the form entitled "CONVERSION NOTICE" on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless any shares issuable on conversion are to be issued in the same name as this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. If on any Conversion Date, the Company is required to pay Additional Amounts pursuant to the Registration Rights Agreement, the Conversion Rate on such date will be multiplied by 1.03. The Company will notify the holder thereof of any event triggering the right to convert the Debentures as specified above in accordance with the Indenture.

      No adjustment in respect of Interest or Additional Amounts, if any, on any Debenture converted or dividends on any shares issued upon conversion of such Debenture will be made upon any conversion except as set forth in the next sentence. If this Debenture (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of Interest and Additional Amounts, if any, to the close of business on the Business Day preceding the following Interest Payment Date, this Debenture (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest and Additional Amounts, if any, otherwise payable on such Interest Payment Date on the principal amount being converted; provided that no such payment shall be required (1) if the Company has specified a redemption date that is after a Record Date and on or prior to the next Interest Payment Date,
(2) if the Company has specified a Designated Event Repurchase Date that is during such period or (3) to the extent of any overdue Interest or Additional Amounts, if any, if any overdue Interest or Additional Amounts exist at the time of conversion with respect to such Debenture.

      No fractional shares will be issued upon any conversion, but a payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Debenture or Debentures for conversion.

      A Debenture in respect of which a holder is exercising its right to require repurchase upon a Designated Event or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise either such right in accordance with the terms of the Indenture.

      Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the

Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.

      The Company, the Trustee, any authenticating agent, any paying agent, any conversion agent and any Debenture Registrar may deem and treat the registered holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture Registrar) for the purpose of receiving payment hereof, or on account hereof, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any paying agent nor other conversion agent nor any Debenture Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Debenture.

      No recourse for the payment of the principal of or Interest and Additional Amounts, if any, on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any supplemental indenture or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      Terms used in this Debenture and defined in the Indenture are used herein as therein defined.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription of the face of this Debenture, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common              UNIF GIFT MIN ACT -___ Custodian ___
TEN ENT - as tenant by the entireties       (Cust) (Minor)
JT TEN  - as joint tenants with right of    under Uniform Gifts to Minors Act
          survivorship and not as tenants   ____________________________
          in common                                 (State)

      Additional abbreviations may also be used though not in the above list.

                                CONVERSION NOTICE

TO:   GENESIS HEALTHCARE CORPORATION
      THE BANK OF NEW YORK

      The undersigned registered owner of this Debenture hereby irrevocably exercises the option to convert this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated into cash and shares of Common Stock, if any, in accordance with the terms of the Indenture referred to in this Debenture, and directs that any shares of Common Stock issuable and deliverable upon such conversion, together with any payment of the Principal Return (as defined in the Indenture) and for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered in accordance with the terms of the Indenture. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Debenture not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Debenture.

Dated: ______________________

                                          ___________________________________

                                          ___________________________________
                                          Signature(s)

                                          Signature(s) must be guaranteed by
                                          an "ELIGIBLE GUARANTOR INSTITUTION"
                                          meeting the requirements of the
                                          Debenture Registrar, which
                                          requirements include membership or
                                          participation in the Security Transfer
                                          Agent Medallion Program
                                          ("STAMP") or such other
                                          "SIGNATURE GUARANTEE PROGRAM" as
                                          may be determined by the Debenture
                                          Registrar in addition to, or in
                                          substitution for, STAMP, all in
                                          accordance with the Securities
                                          Exchange Act of 1934, as amended.

                                          ___________________________________

                              Signature Guarantee

      Fill in the registration of shares of Common Stock if to be issued, and Debentures if to be delivered, other than to and in the name of the registered holder:

______________________________
(Name)

______________________________
(Street Address)

______________________________
(City, State and Zip Code)

______________________________
Please print name and address

Principal amount to be converted
(if less than all):

$______________________________

Social Security or Other Taxpayer
Identification Number:

______________________________

                           OPTION TO ELECT REPURCHASE
                             UPON A DESIGNATED EVENT

TO:   GENESIS HEALTHCARE CORPORATION THE BANK OF NEW YORK

      Pursuant to the terms of the Indenture and the Debentures, the undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Genesis HealthCare Corporation (the "COMPANY") as to the occurrence of a Designated Event with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Debenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest and Additional Amounts, if any, to, but excluding, the Designated Event Repurchase Date, to the registered holder hereof; provided that if such Designated Event Repurchase Date falls after a Record Date and on or prior the corresponding Interest Payment Date, the Interest and Additional Amounts, if any, payable on such Interest Payment Date shall be paid to the holder of record of this Debenture at the close of business on the corresponding Record Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Designated Event Repurchase Date pursuant to the terms and conditions specified in the Debentures and the Indenture.

Dated: ______________________               ___________________________________

                                            ___________________________________
                                            Signature(s)

                                            NOTICE: The above signatures of
                                            the holder(s) hereof must correspond
                                            with the name as written upon the
                                            face of the Debenture in every
                                            particular without alteration or
                                            enlargement or any change whatever.

                                            Debenture Certificate Number, if
                                            applicable:_____________________

                                         Principal amount to be repurchased
                                         (if less than all) (must be in integral
                                         multiples of $1,000):

                                         _______________________________________

                                         _______________________________________
                                         Social Security or Other Taxpayer
                                         Identification Number

                                REPURCHASE NOTICE

TO:   GENESIS HEALTHCARE CORPORATION THE BANK OF NEW YORK

      Pursuant to the terms of the Indenture and the Debentures, the undersigned registered owner of this Debenture hereby irrevocably acknowledges receipt of a notice from Genesis HealthCare Corporation (the "COMPANY") regarding the right of holders to elect to require the Company to repurchase the Debentures and requests and instructs the Company to repurchase the entire principal amount of this Debenture, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued and unpaid Interest and Additional Amounts, if any, to, but excluding, the Repurchase Date, to the registered holder hereof; provided that if such Repurchase Date falls after a Record Date and on or prior the corresponding Interest Payment Date, the Interest and Additional Amounts, if any, payable on such Interest Payment Date shall be paid to the holder of record of this Debenture at the close of business on the corresponding Record Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Debentures shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in the Indenture.

      Dated:

      Signature(s):

      NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

      Debenture Certificate Number, if applicable:

      Principal amount to be repurchased (if less than all) (must be in integral multiples of $1,000):

      Social Security or Other Taxpayer Identification Number:

                                   ASSIGNMENT

      For value received ______________________________hereby sell(s), assign(s)
and transfer(s) unto ___________________________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Debenture, and hereby irrevocably constitutes and appoints ______________________________________ attorney to transfer said Debenture on the books of the Company, with full power of substitution in the premises.

      In connection with any transfer of the Debenture prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), the undersigned confirms that such Debenture is being transferred:

      [ ]   To Genesis HealthCare Corporation or a Subsidiary thereof; or

      [ ] To a "QUALIFIED INSTITUTIONAL BUYER" in compliance with Rule 144A under the Securities Act of 1933, as amended; or

      [ ] Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended; or

      [ ] Pursuant to a Registration Statement that has been declared effective under the Securities Act of 1933, as amended, and that continues to be effective at the time of transfer;

and unless the Debenture has been transferred to Genesis HealthCare Corporation or a Subsidiary thereof, the undersigned confirms that such Debenture is not being transferred to an "AFFILIATE" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended.

      Unless one of the boxes is checked, the Trustee will refuse to register any of the Debentures evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated: ______________________

                                          _____________________________________

                                          _____________________________________
                                          Signature(s)

                                          Signature(s) must be guaranteed by
                                          an "ELIGIBLE GUARANTOR INSTITUTION"
                                          meeting the requirements of the
                                          Debenture Registrar, which
                                          requirements include membership or
                                          participation in the Security Transfer
                                          Agent Medallion Program
                                          ("STAMP") or such other
                                          "SIGNATURE GUARANTEE PROGRAM" as
                                          may be determined by the Debenture
                                          Registrar in addition to, or in
                                          substitution for, STAMP, all in
                                          accordance with the Securities
                                          Exchange Act of 1934, as amended.

                                          _____________________________________
                                          Signature Guarantee

NOTICE: The signature on the Conversion Notice, the Option to Elect Redemption Upon a Designated Event, the Repurchase Notice or the Assignment must correspond with the name as written upon the face of the Debenture in every particular without alteration or enlargement or any change whatever.

                                                                      Schedule I

                [Include Schedule I only for a Global Debenture]

                         GENESIS HEALTHCARE CORPORATION
             2.5% Convertible Senior Subordinated Debenture Due 2025

The initial principal amount of this Debenture is $[150,000,000]. The following increases or decreases in the principal amount of this Debenture have been made:

                                                          Authorized Signature
                          Notation Explaining Principal      of Trustee or
Date   Principal Amount          Amount Recorded               Custodian
----   ----------------   -----------------------------   --------------------
----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

----   ----------------   -----------------------------   --------------------

                                                                       EXHIBIT B

                         [FORM OF SUBSIDIARY GUARANTEE]

      For value received, each Subsidiary Guarantor has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 2, 2005 (the "INDENTURE") among Genesis HealthCare Corporation (the "COMPANY"), the Subsidiary Guarantors named on the signature pages thereto and The Bank of New York, as trustee (the "TRUSTEE"), (a) the due and punctual payment of the principal of, and Interest and Additional Amounts, if any, on, the Debentures (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of Interest on overdue principal and Interest on any overdue Interest on the Debentures, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the holders or the Trustee (including, without limitation, the Company's obligation to deliver cash and Common Stock, if any, or shares of stock, other securities or other property or assets upon conversion of a Debenture pursuant to Article 17 of the Indenture) all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Debentures or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

      The obligations of the Subsidiary Guarantors to the holders of Debentures and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in, and are expressly subordinated and subject in right of payment to, the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner set forth in Article 4 and
Article 5 of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.

      Each holder of a Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such holder for such purpose.

                                             [Subsidiary Guarantor(s)]

                                             By: _____________________________
                                                 Name:
                                                 Title:

                                                                      SCHEDULE A

The following table sets forth the Stock Prices and the number of Additional Shares to be issuable per $1,000 principal amount of Debentures:

                                                                     STOCK PRICE
                 -------------------------------------------------------------------------------------------------------------------
EFFECTIVE DATE   $40.15  42.00  44.00  46.00  48.00  50.00  55.00  60.00  65.00  70.00  80.00  90.00  100.00  110.00  120.00  130.00
--------------   ------  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  -----  ------  ------  ------  ------
March 02, 2005    6.46    6.34   5.80   5.32   4.90   4.52   3.74   3.14   2.67   2.29   1.75   1.38   1.12    0.93    0.78    0.67
March 15, 2006    6.46    6.30   5.72   5.22   4.77   4.37   3.56   2.94   2.45   2.08   1.54   1.18   0.94    0.77    0.64    0.54
March 15, 2007    6.46    6.26   5.65   5.12   4.65   4.23   3.38   2.73   2.24   1.86   1.32   0.98   0.76    0.60    0.49    0.41
March 15, 2008    6.46    6.15   5.50   4.93   4.43   3.98   3.08   2.41   1.90   1.52   1.00   0.69   0.51    0.38    0.31    0.25
March 15, 2009    6.46    6.07   5.36   4.74   4.20   3.71   2.73   2.00   1.46   1.07   0.58   0.32   0.20    0.13    0.10    0.08
March 20, 2010    0.00    0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00   0.00    0.00    0.00    0.00